                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------

                                  $250,000,000

                               TERM LOAN AGREEMENT

                                      among

                        WHEELING-PITTSBURGH CORPORATION,

                     WHEELING-PITTSBURGH STEEL CORPORATION,
                                  as Borrower,

              The Several Lenders from Time to Time Parties Hereto,

                              LLOYDS TSB BANK PLC,
                             as Documentation Agent,

                AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
                              as Syndication Agent,

                              ROYAL BANK OF CANADA,
                            as Administrative Agent,

                      EMERGENCY STEEL LOAN GUARANTEE BOARD,
                              as Federal Guarantor,

                                       and

                     WEST VIRGINIA HOUSING DEVELOPMENT FUND,
                               as State Guarantor

                            Dated as of July 31, 2003

RBC Capital Markets, as Global Coordinating Arranger Lead Arranger and
Bookrunner

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
SECTION 1.       DEFINITIONS.....................................................................................      1

         1.1     Defined Terms...................................................................................      1
         1.2     Other Definitional Provisions...................................................................     22

SECTION 2.       AMOUNT AND TERMS OF COMMITMENTS.................................................................     22

         2.1     Commitments.....................................................................................     22
         2.2     Procedure for Borrowing.........................................................................     23
         2.3     Repayment of Loans..............................................................................     23
         2.4     Fees............................................................................................     23
         2.5     Optional Prepayments............................................................................     23
         2.6     Mandatory Prepayments...........................................................................     24
         2.7     Conversion and Continuation Options.............................................................     25
         2.8     Limitations on Eurodollar Tranches..............................................................     25
         2.9     Interest Rates and Payment Dates................................................................     26
         2.10    Computation of Interest and Fees................................................................     26
         2.11    Inability to Determine Interest Rate............................................................     26
         2.12    Pro Rata Treatment and Payments.................................................................     27
         2.13    Requirements of Law.............................................................................     30
         2.14    Taxes...........................................................................................     31
         2.15    Indemnity.......................................................................................     33
         2.16    Change of Lending Office........................................................................     33
         2.17    Replacement of Lenders..........................................................................     33
         2.18    Reoffering of the Loans.........................................................................     34

SECTION 3.       REPRESENTATIONS AND WARRANTIES..................................................................     34

         3.1     Financial Condition.............................................................................     34
         3.2     No Change.......................................................................................     36
         3.3     Existence; Compliance with Law..................................................................     36
         3.4     Power; Authorization; Enforceable Obligations...................................................     36
         3.5     No Legal Bar....................................................................................     37
         3.6     Litigation......................................................................................     37
         3.7     No Default......................................................................................     37
         3.8     Ownership of Property; Liens....................................................................     37
         3.9     Intellectual Property...........................................................................     37
         3.10    Taxes...........................................................................................     37
         3.11    Federal Regulations.............................................................................     38
         3.12    Labor Matters...................................................................................     38
         3.13    ERISA...........................................................................................     38
         3.14    Investment Company Act; Other Regulations.......................................................     38
         3.15    Subsidiaries....................................................................................     38
         3.16    Use of Proceeds.................................................................................     39
         3.17    Environmental Matters...........................................................................     39
         3.18    Accuracy of Information, etc....................................................................     40
         3.19    Security Documents..............................................................................     40

                                                                                                                     Page
                                                                                                                     ----
         3.20    Solvency........................................................................................     40
         3.21    Eligible Borrower...............................................................................     41
         3.22    Regulation H....................................................................................     41
         3.23    Certain Documents...............................................................................     41
         3.24    Plan of Reorganization..........................................................................     41
         3.25    Senior Indebtedness.............................................................................     41
         3.26    Completion of Electric Arc Furnace..............................................................     41
         3.27    Insurance.......................................................................................     42
         3.28    Deposit and Disbursement Accounts...............................................................     42
         3.29    Government Contracts............................................................................     42
         3.30    Customer and Trade Relations....................................................................     42
         3.31    Bonding; Licenses...............................................................................     42
         3.32    Off Balance Sheet Transactions..................................................................     42
         3.33    Additional Principal Contracts..................................................................     42
         3.34    Absence of Delinquent Federal Debt..............................................................     42
         3.35    Inactive Subsidiaries...........................................................................     42

SECTION 4.       CONDITIONS PRECEDENT............................................................................     43

         4.1     Conditions to Initial Extension of Credit.......................................................     43
         4.2     Conditions to Drawings on the Cash Collateral Account...........................................     49

SECTION 5.       AFFIRMATIVE COVENANTS...........................................................................     50

         5.1     Financial Statements............................................................................     50
         5.2     Certificates; Other Information.................................................................     51
         5.3     Project Reports.................................................................................     53
         5.4     Payment of Obligations..........................................................................     53
         5.5     Maintenance of Existence; Compliance............................................................     53
         5.6     Maintenance of Property.........................................................................     53
         5.7     Insurance.......................................................................................     54
         5.8     Inspection of Property; Books and Records; Discussions..........................................     58
         5.9     Notices.........................................................................................     58
         5.10    Guarantee Requirements..........................................................................     59
         5.11    Environmental Laws..............................................................................     59
         5.12    Additional Collateral, etc......................................................................     60
         5.13    Guarantor Audits................................................................................     61
         5.14    Interest Payment Support........................................................................     61
         5.15    Required Deposits...............................................................................     62
         5.16    Debarment and Suspension........................................................................     62
         5.17    Further Assurances..............................................................................     62

SECTION 6.       NEGATIVE COVENANTS..............................................................................     62

         6.1     Financial Condition Covenants...................................................................     62
         6.2     Indebtedness....................................................................................     63
         6.3     Liens...........................................................................................     64
         6.4     Fundamental Changes.............................................................................     65
         6.5     Disposition of Property.........................................................................     65
         6.6     Restricted Payments.............................................................................     66
         6.7     Capital Expenditures............................................................................     66

                                                                                                                     Page
                                                                                                                     ----
         6.8     Investments.....................................................................................     67
         6.9     Optional Payments and Modifications of Certain Agreements.......................................     68
         6.10    Transactions with Affiliates....................................................................     68
         6.11    Sales and Leasebacks............................................................................     68
         6.12    Swap Agreements.................................................................................     69
         6.13    Changes in Fiscal Periods.......................................................................     69
         6.14    Clauses Restricting Subsidiary Distributions....................................................     69
         6.15    Lines of Business...............................................................................     69
         6.16    Post-Closing Construction Contracts.............................................................     69
         6.17    Restrictions on WP Steel Venture................................................................     69
         6.18    Excluded Foreign Subsidiaries...................................................................     69

SECTION 7.       EVENTS OF DEFAUL................................................................................     69

         7.1     Events of Default...............................................................................     69
         7.2     Actions and Notices of the Administrative Agent.................................................     73

SECTION 8.       THE AGENTS......................................................................................     73

         8.1     Appointment.....................................................................................     73
         8.2     Delegation of Duties............................................................................     73
         8.3     Exculpatory Provisions..........................................................................     74
         8.4     Reliance by Administrative Agent................................................................     74
         8.5     Notice of Default...............................................................................     74
         8.6     Non-Reliance on Agents and Other Lenders........................................................     75
         8.7     Indemnification.................................................................................     75
         8.8     Agent in Its Individual Capacity................................................................     75
         8.9     Successor Administrative Agent..................................................................     76
         8.10    Documentation Agent and Syndication Agent.......................................................     76
         8.11    Independent Technical Consultant................................................................     76
         8.12    Relationship to Federal Guarantee...............................................................     77

SECTION 9.       MISCELLANEOUS...................................................................................     77

         9.1     Amendments and Waivers..........................................................................     77
         9.2     Notices.........................................................................................     78
         9.3     No Waiver; Cumulative Remedies..................................................................     80
         9.4     Survival of Representations and Warranties......................................................     80
         9.5     Payment of Expenses and Taxes...................................................................     80
         9.6     Successors and Assigns; Participations and Assignments..........................................     81
         9.7     Adjustments; Set-off............................................................................     84
         9.8     Counterparts....................................................................................     85
         9.9     Severability....................................................................................     85
         9.10    Integration.....................................................................................     85
         9.11    GOVERNING LAW...................................................................................     85
         9.12    Submission To Jurisdiction; Waivers.............................................................     85
         9.13    Acknowledgements................................................................................     86
         9.14    Releases of Guarantees and Liens................................................................     86
         9.15    Confidentiality.................................................................................     86
         9.16    WAIVERS OF JURY TRIAL...........................................................................     87

SCHEDULES:

A                 Commitments and Guarantee Percentages
1.1A              Mortgaged Property
1.1B              Principal EAF Construction Contracts
1.1C              Performance Acceptance Criteria
1.1D              Physical Completion Criteria
1.1E              Profit Sharing Note Terms
1.1F              Environmental Budget
3.4               Consents, Authorizations, Filings and Notices
3.8               Ownership of Property; Liens
3.10              Tax Claims
3.13              ERISA Matters
3.15              Subsidiaries
3.19(a)           UCC Filing Jurisdictions
3.19(b)-1         Mortgage Filing Jurisdictions
3.19(b)-2         Owned and Leased Real Property
3.27              Insurance
3.28              Deposit and Disbursement Accounts
3.29              Government Contracts
3.31              Bonding; Licenses
3.33              Additional Principal Contracts
5.12(b)           Commercially Reasonable Efforts Leasehold Mortgages
6.2(d)            Existing Indebtedness
6.3(f)            Existing Liens
6.7               Permitted Capital Expenditures
6.10              Affiliate Transactions
6.17              WP Steel Venture Activities
8.11              Independent Technical Consulting Firms

EXHIBITS:

A-1               Form of Affiliate Guarantee Agreement
A-2               Form of Security Agreement
A-3               Form of Junior Current Asset Security Agreement
A-4               Form of JV Pledge Agreement
B                 Form of Ratio and Compliance Certificate
C                 Form of Closing Certificate
D                 Form of Mortgage
E                 Form of Assignment and Assumption
F                 Form of Legal Opinion of Bingham McCutchen LLP
G                 Form of Exemption Certificate
H                 Form of Federal Guarantee
I                 Form of State Guarantee
J                 Form of Participation Agreement
K                 Form of Drawdown Certificate
L                 Form of Performance Acceptance Certificate
M                 Form of Physical Completion Certificate
N                 Form of Solvency Certificate
O                 Form of Perfection Certificate
P                 Form of PPE Access Agreement

                  TERM LOAN AGREEMENT (this "Agreement"), dated as of July 31, 2003, among Wheeling-Pittsburgh Corporation, a Delaware corporation ("Holdings"), Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Lloyds TSB Bank plc, as documentation agent (in such capacity, the "Documentation Agent"), Australia and New Zealand Banking Group Limited, as syndication agent (in such capacity, the "Syndication Agent"), Royal Bank of Canada, as administrative agent, Emergency Steel Loan Guarantee Board, as federal guarantor, and West Virginia Housing Development Fund, as state guarantor.

                  The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean, for any day, the rate of interest per annum determined from time to time by Royal Bank of Canada as its prime commercial lending rate for United States dollar loans in the United States for such day (the Prime Rate not being intended to be the lowest rate of interest charged by Royal Bank of Canada in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Additional Principal Contract": as defined in Section 6.16.

                  "Administrative Agent": Royal Bank of Canada, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Affiliate Guarantee Agreement": the Affiliate Guarantee Agreement to be executed and delivered by Holdings, WP Steel Venture and each Subsidiary Guarantor, substantially in the form of Exhibit A-1.

                  "Agents": the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Loans at such time to the Loans of all Lenders at such time.

                  "Agreement": as defined in the preamble hereto.

                  "Allenport Cold Mill Improvements": improvements relating to the stand-alone inspection line, the planned coil handling upgrade on the temper mill and the addition of wet tempering to the temper mill and a shape sensor to the exit end of the temper mill.

                  "Applicable Margin": for each Type of Loan, (a) prior to the Reoffering Date, the rate per annum set forth under the relevant column heading below:

                                                            ABR Loans                       Eurodollar Loans
Portion of Tranche A Loan guaranteed
  by Federal Guarantor                                         0.75%                                1.75%
Portion of Tranche A Loan not
  guaranteed by Federal Guarantor                             14.00%                               15.00%
Tranche B Loans                                                0.75%                                1.75%
Tranche C Loans                                                7.00%                                8.00%

and (b) on and following the Reoffering Date, such rate per annum as the Administrative Agent and all Lenders shall agree in accordance with Section 2.18(b); provided, that (i) subject to clause (ii) below, upon and during the continuation of an Event of Default the interest rate on the Tranche B Loans and the guaranteed portion of the Tranche A Loans shall not exceed 8.0% and (ii) if on any date the Loans immediately become due and payable pursuant to Section 7.1, then on and after the date which is 80 days after the date of such acceleration the Applicable Margin for all ABR Loans and Eurodollar Loans shall be the respective Applicable Margins then in effect for Tranche C Loans.

                  "Approved Fund": as defined in Section 9.6(b).

                  "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 6.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $250,000.

                  "Assignee": as defined in Section 9.6(b).

                  "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

                  "Automatic Roll Changer System": the automatic change system to be constructed by Danieli Corporation pursuant to the Danieli Construction Contract.

                  "Available Construction Funds": on any date, the sum of (a) the balance of the Cash Collateral Account and (b) up to $5,000,000 to the extent available to the Borrower on such date for the payment of construction costs relating to the Electric Arc Furnace from sources other than the Cash Collateral Account (including amounts available to the Borrower under the Revolving Credit Facility and EAF Supplemental Loan Agreement).

                  "Bankruptcy Court": the United States Bankruptcy Court for the Northern District of Ohio.

                  "Benefitted Lender": as defined in Section 9.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Availability": as defined under the Revolving Loan Agreement on the date hereof; provided that after the Commitment Termination Date, "Borrowing Availability" shall mean, with respect to the revolving credit facility which replaces or refinances the Revolving Loan Agreement, an amount equal to the excess of (a) the lesser of (i) the total revolving commitment then in effect thereunder and (ii) the borrowing base, if any, then in effect, in each case after giving effect to reserves taken by the applicable agent under such replacement facility, over (b) an amount equal to the sum of (i) the aggregate principal amount of all revolving loans then outstanding thereunder,
(ii) the aggregate then undrawn and unexpired amount of any letters of credit then outstanding thereunder, (iii) the aggregate amount of drawings under letters of credit thereunder that have not then been reimbursed by the Borrower and (iv) the aggregate principal amount of any swing line loans then outstanding thereunder.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the applicable interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Collateral Account": the cash collateral account established with the Administrative Agent pursuant to the Cash Collateral Agreement.

                  "Cash Collateral Agreement": the Cash Collateral Agreement, dated as of the date hereof, between the Administrative Agent and the Borrower.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government and which are rated at least A by S&P or A by Moody's;
(f) securities with maturities of six months or less from the date of acquisition fully backed by irrevocable standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended,
(ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "CLO": as defined in Section 9.6(b).

                  "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date is August 1, 2003.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is created by any Security Document.

                  "Collateral Agent": Wilmington Trust Company in its capacity as Collateral Agent under the Security Documents or its successor appointed in accordance with the terms thereof.

                  "Commitment": as to any Lender, the sum of the Tranche A Commitment, the Tranche B Commitment and the Tranche C Commitment of such Lender.

                  "Commitment Termination Date": as defined under the Revolving Loan Agreement.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that after the effective date of the Plan of Reorganization is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated June 23, 2003 and furnished to the Lenders, as amended, supplemented or modified from time to time prior to the Closing Date.

                  "Confirmation Order": the order of the Bankruptcy Court dated June 18, 2003 confirming the Plan of Reorganization.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) non-cash deferred compensation (provided, that any cash payment made in future periods on account of such deferred compensation expense shall be deducted from Consolidated Net Income for such future periods), (f) any extraordinary unusual or nonrecurring expenses or losses, and losses on sales outside of the ordinary course of business, (g) non-cash charges in connection with buyout payments and profit sharing payments made to employees, (h) compensation paid in Capital Stock of Holdings or any of its Subsidiaries, (i) contributions by the Borrower to the VEBA Trust of Capital Stock of Holdings (including amounts contributed on the Closing Date) and (j) any non-cash charges in connection with other post-retirement employee benefits
(OPEB) and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income (it being understood that non-cash income representing equity in the earnings of a joint venture shall be calculated to be net of cash dividends received by Holdings and its Subsidiaries on account of ownership interests in such joint venture), (b) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, (c) cash pension expenses in excess of those included in the statement of Consolidated Net Income for such period and (d) cash expenses relating to other post-retirement employee benefits (OPEB) to the extent not included in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period Holdings or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period Holdings or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. In connection with any Material Acquisition, Holdings shall provide the Administrative Agent with (i) a certificate of a responsible officer of the selling Person, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the Consolidated EBITDA attributable to the property being sold by such Person during each of the previous two fiscal years and any interim fiscal period and
(ii) any other information reasonably requested by the Administrative Agent in connection with the Material Acquisition.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) (i) the sum (without duplication) of Consolidated EBITDA for such period and Consolidated Lease Expense for such period less (ii) the aggregate amount actually paid by Holdings and its Subsidiaries during such period on account of Capital Expenditures not funded from or reimbursed by amounts on deposit in the Cash Collateral Account to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period, (c) scheduled payments made during such period on account of principal of Indebtedness of Holdings or any of its Subsidiaries (including scheduled principal payments in respect of the Loans),
(d) income taxes paid or payable in cash with respect to such period, (e) Restricted Payments made during such period and (f) prepayments of Loans made during such period in accordance with Section 2.6(d).

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs and benefits under Swap Agreements in respect of interest rates to the extent such net costs and benefits are allocable to such period in accordance with GAAP).

                  "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by Holdings and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Test Debt on such day to (b) Consolidated EBITDA for such period of four consecutive fiscal quarters.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Operating Working Capital": at any date, the excess of (a)consolidated current assets less cash and Cash Equivalents over (b) consolidated current liabilities less the current portion of Funded Debt.

                  "Consolidated Test Debt": at any date, the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, minus the sum of (i) the aggregate principal amount of their Indebtedness attributable to documentary letters of credit which support trade obligations, (ii) proceeds of the Loans on deposit in the Cash Collateral Account and (iii) the aggregate principal amount of all Profit Sharing Notes.

                  "Constitutive Documents": as defined in Section 4.1(j).

                  "Construction Manager": Continental Design Management Group or such other construction manager, having nationally recognized standing among providers of construction management services, appointed by the Borrower from time to time.

                  "Consumers Mining": Consumers Mining Company, a Pennsylvania corporation.

                  "Continuing Directors": the directors of Holdings on the Closing Date, after giving effect to the transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Current Asset Intercreditor Agreement": the Intercreditor Agreement, dated as of July 31, 2003, among Holdings, the Borrower, certain of their Subsidiaries, the inventory and receivables security agent under the Revolving Loan Agreement and the Collateral Agent.

                  "Danieli Construction Contract": as defined in Section 4.1(f).

                  "Danieli Note": as defined in Section 4.1(k).

                  "Default": any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Documentation Agent": as defined in the preamble hereto.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of Holdings organized under the laws of any jurisdiction within the United States.

                  "EAF Supplemental Loan Agreement": the $2,000,000 EAF Loan Agreement, dated as of July 31, 2003, among Holdings, the Borrower, certain of their Subsidiaries and Royal Bank of Canada, as lender, and the Federal Guarantor.

                  "ECF Percentage": 50%.

                  "Electric Arc Furnace": the electric arc furnace to be constructed pursuant to the terms of the Project Documents and the Principal EAF Construction Contracts.

                  "Eligible Lender": as defined in the Federal Guarantee.

                  "Environmental Indemnity Agreement": the Environmental Indemnity, dated as of July 31, 2003, by Holdings and Borrower in favor of the Administrative Agent and the Lenders.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, guidelines, agreements with or requirements of any Governmental Authority or other Requirements of Law (including principles of common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, natural resources or of human health or employee health and safety, as has been, is now or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions, and any other authorization pursuant to any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent (including Page LIBO 01) or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Event of Loss": on or prior to the Performance Acceptance Date, the loss, destruction or damage of, or the condemnation, confiscation or seizure of, or requisition of title to, or requisition by any Governmental Authority of the use (for an indefinite period or for a period in excess of twelve months) of all or a significant portion of the Electric Arc Furnace or the premises upon which the Electric Arc Furnace is located; provided, that, in the case of any event involving loss, destruction or damage to the Electric Arc Furnace or the underlying premises, no Event of Loss shall be deemed to exist if all of the following conditions are satisfied: (a) no other Event of Default which the Required Lenders determine makes it inappropriate for the Borrower to so restore, rebuild or replace the affected portion of the Electric Arc Furnace or underlying premises shall have occurred and be continuing, (b) it is feasible to restore, rebuild or replace the affected portion of the Electric Arc Furnace or underlying premises, (c) in the opinion of the Required Lenders after consultation with the Independent Technical Consultant, (i) if such loss occurs prior to the Physical Completion Date, the Physical Completion Date can reasonably be expected to occur on or prior to the Targeted Physical Completion Date and at a cost not to exceed the sum of Available Construction Funds and any Net Cash Proceeds received or reasonably expected to be received in connection with such loss and (ii) in any event, (A) the Performance Acceptance Date can reasonably be expected to occur on or prior to the Targeted Performance Acceptance Date, (B) sufficient funds are or will be available to the Borrower (I) to restore, rebuild or replace the affected portion of the Electric Arc Furnace or underlying premises so that the Electric Arc Furnace will be able to operate on a commercially feasible basis and (II) to pay all Indebtedness that is due and payable by its terms prior to the date such restoration, rebuilding or replacement is reasonably expected to be completed and (C) such restoration, rebuilding or replacement can reasonably be expected to occur within six months from the date of the loss, and (d) no party (other than the Borrower) to any Principal EAF Construction Contract has the right to terminate such Principal EAF Construction Contract at any time during the period of restoration, rebuilding or replacement as a result of such event unless such right has been waived in writing in a manner reasonably satisfactory to the Administrative Agent. An Event of Loss shall not be deemed to have occurred until the date on which the Administrative Agent shall notify the Borrower in writing that one or more of the conditions (specifying the same) set forth in clauses (a), (b), (c) and (d) has not been satisfied.

                  "Excess Cash Flow": for any fiscal quarter of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal quarter, (ii) the amount of all non-cash charges (including depreciation and amortization and items (d) through (j) in the definition of Consolidated EBITDA) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Operating Working Capital and (iv) to the extent not included in (ii) above, the cash impact of increases in post-petition employee benefits or post-petition "Other Liabilities" (as reflected in the non-current section of Holdings' balance sheet) over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) increases in Consolidated Operating Working Capital, (iii) the aggregate amount actually paid or committed to be paid (such committed amounts to be excluded from the computation of Excess Cash Flow in future quarters) by the Borrower and its Subsidiaries in cash during such fiscal quarter on account of Capital Expenditures (excluding expenditures funded by drawings on the Cash Collateral Account and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount),
(iv) reductions in Funded Debt, (v) the cash impact of decreases in post-petition employee benefits or post-petition "Other Liabilities" (as reflected in the non-current section of Holdings' balance sheet) and (vi) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal quarter (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

                  "Excess Cash Flow Application Date": as defined in Section 2.6(d).

                  "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Existing Credit Policies": as defined in Section 4.1(q).

                  "Facility": each of (a) the Tranche A Commitments and the Tranche A Loans made thereunder (the "Tranche A Facility"), (b) the Tranche B Commitments and the Tranche B Loans made thereunder (the "Tranche B Facility") and (c) the Tranche C Commitments and the Tranche C Loans made thereunder (the "Tranche C Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Royal Bank of Canada from three federal funds brokers of recognized standing selected by it.

                  "Federal Guarantee": the guarantee, in substantially the form of Exhibit H, executed by the Federal Guarantor, the Administrative Agent and each Lender.

                  "Federal Guarantee Application": the Administrative Agent's application, dated as of September 20, 2002, to the Federal Guarantor for the Federal Guarantee pursuant to the regulations governing the Emergency Steel Guarantee Loan Program at 13 CFR Chapter IV, as subsequently amended and supplemented.

                  "Federal Guarantee Percentage": as to any Facility, the percentage set forth in Schedule A for such Facility under the caption "Principal Guarantee Percentage - Federal Guarantee".

                  "Federal Guarantor": the Emergency Steel Guarantee Loan Board, an agency or instrumentality of the United States formed pursuant to the Emergency Steel Loan Guarantee Act of 1999, Pub. L. No. 106-51, or any replacement or successor agency or instrumentality of the United States.

                  "Final Order": a judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal which judgment, order, ruling or other decree has not been reversed, stayed, modified or amended and as to which (a) the time to appeal or petition for review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or
(b) any appeal or petition for review, rehearing or certiorari has been finally decided and no further appeal or petition for review, rehearing or certiorari can be taken or granted.

                  "Finding of No Significant Impact": the finding of no significant impact pursuant to 13 C.F.R. Section 400.206(c)(2) issued by the Federal Guarantor's general counsel and dated March 26, 2003.

                  "Foreign Subsidiary": any Subsidiary of Holdings that is not a Domestic Subsidiary.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "Funding Office": the office of the Administrative Agent located at One Liberty Plaza, New York, New York 10006 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.1(b).

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, supervisory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Group Members": the collective reference to Holdings, the Borrower and their respective Subsidiaries.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Holdings": as defined in the preamble hereto.

                  "Inactive Subsidiary": a Subsidiary which (i) owns no assets,
(ii) engages in no business and (iii) has no Indebtedness.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and
(j) for the purposes of Section 7.1(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such

Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Independent Technical Consultant": means Hatch Consulting or any replacement thereof appointed pursuant to Section 8.11.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any ABR Loan, the first Business Day of each month to occur while such Loan is outstanding, the Reoffering Date and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of one month, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than one month, each day that is one month, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the date final payment is due on the Tranche A Loans, the Tranche B Loans or the Tranche C Loans, as the case may be;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Reserve Letter of Credit": as defined in Section 4.1(c).

                  "Investments": as defined in Section 6.8.

                  "Joint Ventures": Ohio Coatings Company, a Ohio corporation, Wheeling-Nisshin, Inc., a Delaware corporation, and Feralloy-Wheeling Specialty Processing Co., a Delaware partnership.

                  "Junction Note": as defined in Section 4.1(k).

                  "Junior Current Asset Security Agreement": the Junior Current Asset Security Agreement to be executed and delivered by Holdings, the Borrower and each of their Domestic Subsidiaries in favor of the Collateral Agent for the benefit of the Administrative Agent, the Lenders and the other secured parties party thereto, substantially in the form of Exhibit A-3.

                  "JV Pledge Agreements": the JV Pledge Agreements to be executed and delivered by the Borrower in favor of the Collateral Agent for the benefit of the Administrative Agent, the Lenders and the other secured parties party thereto with respect to the Borrower's interests in each of the Joint Ventures, substantially in the form of Exhibit A-4.

                  "JV Supply Agreements": collectively, (i) the Raw Materials Supply Agreement, dated as of March 25, 1994, between the Borrower and Ohio Coatings Company, (ii) the Amended and Restated Supply Agreement, dated as of March 29, 1993, between the Borrower and Wheeling-Nisshin, Inc. and (iii) the Processing Agreement, dated as of March 15, 1999, between the Borrower and Wheeling-Nisshin, Inc.

                  "Lenders": as defined in the preamble hereto; provided, that each reference to the Lenders shall include each of the Federal Guarantor and the State Guarantor to the extent it acquires a Loan as contemplated by paragraphs (e) and (f) of Section 2.12.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents, the Affiliate Guarantee Agreement, the Environmental Indemnity Agreement, and the Notes.

                  "Loan Parties": each Group Member that is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Loans outstanding under such Facility.

                  "Master Labor Agreement": as defined in Section 4.1(i).

                  "Material Acquisition": any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by Holdings and its Subsidiaries in excess of $1,000,000.

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, performance, prospects, operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement, any of the other Loan Documents, the Federal Guarantee or the State Guarantee or any of the material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder, or (c) the ability of the Borrower to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents.

                  "Material Disposition": any Disposition of property or series of related Dispositions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) yields gross proceeds to Holdings or any of its Subsidiaries in excess of $1,000,000.

                  "Material Environmental Loss": the collective reference to the items set forth in (a) and (b) below, to the extent arising out of any Environmental Law or with respect to any Materials of Environmental Concern that either (i) exceed $2,500,000 individually, or $5,000,000 in the aggregate, or
(ii) would have a Material Adverse Effect: (a) any costs to any Group Member relating to investigative, removal, remedial or other response activities, compliance costs, compensatory damages, natural resource damages, punitive damages, fines, penalties and any associated engineering, legal and other professional fees (including without limitation, costs of defending or asserting any claim) in connection with any of the foregoing and (b) any other losses to any Group Member; provided that any costs expended for the environmental issues set forth on the Environmental Reserves Table and Capital Expenditure Table attached as Attachment B of the React Report up to the amounts set forth in such tables, and, to the extent not included in such amounts, any costs incurred in any fiscal year up to the budgeted amount set forth in Schedule 1.1F for such fiscal year, shall be excluded from the calculation of any Material Environmental Loss.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, molds, pollutants, contaminants, radioactive substances, or other substances, whether or not defined as hazardous or toxic under any Environmental Law that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

                  "Maturity Date": August 1, 2014.

                  "Monessen Southwestern Railway": Monessen Southwestern Railway, a Pennsylvania corporation.

                  "Moody's": Moody's Investors Service, Inc.

                  "Mortgaged Properties": the real properties listed on Schedule 1.1A, as to which the Collateral Agent shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Administrative Agent, the Lenders and the other secured parties party to the Security Agreement, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Nevada IRB Supplemental Indenture": the Supplemental Indenture of Trust, dated as of August 1, 2003, by and between the Director of the State of Nevada Department of Business and Industry and Crestar Bank.

                  "Non-Excluded Taxes": as defined in Section 2.14(a).

                  "Non-U.S. Lender": as defined in Section 2.14(d).

                  "Noteholder Trustee": Bank One N.A., in its separate capacity as trustee under each of the Series A Indenture and Series B Indenture, together with any successors and assigns.

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent, any Lender, the Federal Guarantor or the State Guarantor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, any Lender, the Federal Guarantor or the State Guarantor that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Ohio Note": as defined in Section 4.1(k).

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 9.6(c).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Performance Acceptance Certificate": a certificate substantially in the form of Exhibit L, signed by the Borrower and the Independent Technical Consultant.

                  "Performance Acceptance Date": the date on which the following conditions shall have been satisfied: (a) the operating performance of the Electric Arc Furnace shall have satisfied all the requirements set forth in
Schedule 1.1C; and (b) the Administrative Agent shall have received the Performance Acceptance Certificate duly executed and delivered by the Borrower and Independent Technical Consultant.

                  "Permitted Participants": Danieli Corporation and the Director of Development of the State of Ohio.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Physical Completion Certificate": a certificate substantially in the form of Exhibit M, signed by the Borrower and the Independent Technical Consultant.

                  "Physical Completion Date": the date on which the following conditions shall have been satisfied: (a) the Electric Arc Furnace shall have been completed and accepted by the Borrower in accordance with all the requirements set forth in Schedule 1.1D; and (b) the Administrative Agent shall have received the Physical Completion Certificate duly executed and delivered by the Borrower and Independent Technical Consultant.

                  "Plan": at a particular time after the effective date of the Plan of Reorganization, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plan of Reorganization": the Plan of Reorganization of the Borrower approved by the Bankruptcy Court on June 18, 2003.

                  "Plan of Reorganization Indebtedness": the collective reference to the Series A Notes, the Series B Notes, the WHX Subordinated Note, the Junction Note, the RDL Obligations, the Danieli Note, the Ohio Note, the West Virginia Note and the obligations of the Borrower with respect to the Nevada IRB Supplemental Indenture and Virginia IRB Supplemental Indenture.

                  "PPE Access Agreement": the PPE Collateral Access Agreement dated as of July, 31, 2003, among Holdings, the Borrower, WP Steel Venture, the Administrative Agent, the Collateral Agent and the other parties party to the Security Agreement, substantially in the form of Exhibit P.

                  "Principal EAF Construction Contracts": the contracts listed in Schedule 1.1B hereto as in effect on the Closing Date and, as and when executed, any Additional Principal Contracts.

                  "Pro Forma Balance Sheet": as defined in Section 3.1(a).

                  "Profit Sharing Notes": the 6% profit sharing notes due 2011 to be issued after the Closing Date to the United Steelworkers of America in payment of obligations incurred from time to time by Holdings and the Borrower under the Master Labor Agreement and having the terms set forth in Schedule 1.1E and such other terms as are reasonably acceptable to the Administrative Agent.

                  "Project Budget": the detailed budget with respect to the design, engineering, procurement and construction of the Electric Arc Furnace.

                  "Project Plans": the project appropriation estimate prepared by Continental Design and Management Group and any other technical or environmental studies prepared by or on behalf of the Borrower and related to the design, engineering, procurement, construction, and environmental and other permitting of the Electric Arc Furnace.

                  "Projections": as defined in Section 5.2(c).

                  "Ratio and Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "RDL Deferred Payment Agreement": the RDL Deferred Payment Agreement, dated as of July 31, 2003, among Rio Doce Limited, Itabira Rio Doce Company, Ltd., Holdings, the Borrower and WP Steel Venture.

                  "RDL Obligations": the obligation of the Borrower to make a deferred payment to Rio Doce Limited on account of previously delivered iron ore pellets in the aggregate outstanding principal amount of $4,229,440, such amount to be paid by Borrower in fifteen consecutive monthly installments of $281,963 each beginning August 2003 pursuant to the RDL Deferred Payment Agreement.

                  "React Report": the Phase I Environmental Site Assessment:
Wheeling-Pittsburgh Steel Corporation prepared for the Administrative Agent by React Environmental Services, Inc. and dated June 18, 2003.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

                  "Register": as defined in Section 9.6(b).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Loans pursuant to
Section 2.6(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Recovery Event to repair the assets which were the subject of the Recovery Event or of a Recovery Event or an Asset Sale to acquire assets having a function similar to those assets which were the subject of the Recovery Event or Asset Sale.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to repair the assets subject to the Reinvestment Event or acquire assets having a function similar to those assets which were the subject of the Reinvestment Event.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, repair the assets subject to the Reinvestment Event or acquire assets having a function similar to those assets which were the subject of the Reinvestment Event with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reoffering Date": November 1, 2008.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 66?% of the sum of the Loans of all Lenders. In executing and delivering, or consenting to any amendment, supplement or other modification to or waiver of any provision of this Agreement or any of the other Loan Documents or in consenting to, or giving an instruction as to, any action to be taken or omitted to be taken by the Administrative Agent hereunder or thereunder, a Lender may do so with respect to some but not all of its Loans, provided that it specifies its intent in a manner satisfactory to the Administrative Agent.

                  "Required Stated Amount": $7,500,000.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president, chief financial officer or treasurer; provided that (i) with respect to the information and reports required pursuant to Section 5.1(b) and paragraphs (b),
(c) and (i) of Section 5.2, Responsible Officer shall mean the chief financial officer and (ii) with respect to the report required by Section 5.2(g), Responsible Officer shall mean the Vice President, Engineering Technology and Metallurgy.

                  "Restricted Payments": as defined in Section 6.6.

                  "Revolving Loan Agreement": the $225,000,000 Revolving Loan Agreement, dated as of the date hereof, among Holdings, the Borrower, the banks and other financial institutions from time to time party thereto, Royal Bank of Canada, as administrative agent, General Electric Capital Corporation, as inventory and receivables security agent, and the other agents named therein, as amended, restated, supplemented, refinanced (in accordance with Section 6.2(h)) or otherwise modified from time to time.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Security Agreement": the Security Agreement to be executed and delivered by Holdings, the Borrower and each of their Domestic Subsidiaries in favor of the Collateral Agent for the benefit of the Administrative Agent, the Lenders and the other secured parties party thereto, substantially in the form of Exhibit A-2.

                  "Security Documents": the collective reference to the Security Agreement, the Junior Current Asset Security Agreement, each JV Pledge Agreement, the Mortgages, the Cash Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Current Asset Security Agreement": the Senior Current Asset Security Agreement, dated as of July 31, 2003, by and among Holdings, Borrower, certain of their Subsidiaries and General Electric Capital Corporation, as inventory and receivables security agent for the benefit of the lenders party to the Revolving Loan Agreement.

                  "Series A Indenture": the Indenture, dated as of August 1, 2003, among the Borrower, the guarantors named therein and the Noteholder Trustee, governing the terms of the Series A Notes.

                  "Series A Notes": the senior notes due 2011 in the aggregate principal amount of $40,000,000.

                  "Series B Indenture": the Indenture, dated as of August 1, 2003, among the Borrower, the guarantors named therein and the Noteholder Trustee, governing the terms of the Series B Notes.

                  "Series B Notes": the senior notes due 2010 in the aggregate principal amount of $20,000,000.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan. As of the date of this Agreement, the WHX Pension Plan is deemed to be a Single Employer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liabilities of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business if operated in the ordinary course as of such date, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any
(x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "State Guarantee": the guarantee, in substantially the form of
Exhibit I, executed by the State Guarantor, the Administrative Agent, Holdings and the Borrower.

                  "State Guarantee Percentage": as to any Facility, the percentage set forth in Schedule A for such facility under the caption "Principal Guarantee Percentage - State Guarantee".

                  "State Guarantor": the West Virginia Housing Development Fund.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the preceding, no Joint Venture shall be deemed to constitute a Subsidiary as of the Closing Date.

                  "Subsidiary Guarantor": each Subsidiary of Holdings other than the Borrower.

                  "Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement".

                  "Syndication Agent": as defined in the preamble hereto.

                  "Targeted Performance Acceptance Date": the date which is fifteen months after the Physical Completion Date.

                  "Targeted Physical Completion Date": December 31, 2004; provided, that if after the Closing Date the Independent Technical Consultant determines that the Physical Completion Date cannot reasonably be expected to occur on or prior to December 31, 2004 then (i) so long as the delay cannot reasonably be expected to have a Material Adverse Effect and (ii) the Independent Technical Consultant determines (and the Administrative Agent agrees with such determination) that the Physical Completion Date may reasonably be expected to occur on a later date which shall not be later than June 30, 2005, then "Targeted Physical Completion Date" shall mean such later date.

                  "Tranche A Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche A Commitment" opposite such Lender's name on Schedule A. The original aggregate amount of the Tranche A Commitments is $25,000,000.

                  "Tranche A Lender": each Lender that has a Tranche A Commitment or that holds a Tranche A Loan.

                  "Tranche A Loan": as defined in Section 2.1.

                  "Tranche A Percentage": as to any Tranche A Lender at any time, the percentage which such Lender's Tranche A Commitment then constitutes of the aggregate Tranche A Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Loans then outstanding).

                  "Tranche B Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche B Commitment" opposite such Lender's name on Schedule A. The original aggregate amount of the Tranche B Commitments is $209,210,526.

                  "Tranche B Lender": each Lender that has a Tranche B Commitment or that holds a Tranche B Loan.

                  "Tranche B Loan": as defined in Section 2.1.

                  "Tranche B Percentage": as to any Tranche B Lender at any time, the percentage which such Lender's Tranche B Commitment then constitutes of the aggregate Tranche B Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Loans then outstanding).

                  "Tranche C Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche C Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche C Commitment" opposite such Lender's name on Schedule A. The original aggregate amount of the Tranche C Commitments is $15,789,474.

                  "Tranche C Lender": each Lender that has a Tranche C Commitment or that holds a Tranche C Loan.

                  "Tranche C Loan": as defined in Section 2.1.

                  "Tranche C Participation Agreement": as defined in Section 4.1(b).

                  "Tranche C Percentage": as to any Tranche C Lender at any time, the percentage which such Lender's Tranche C Commitment then constitutes of the aggregate Tranche C Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche C Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Loans then outstanding).

                  "Transferee": any Assignee or Participant.

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "United States": the United States of America.

                  "VEBA Trust": the "USWA-Wheeling-Pittsburgh Steel Corporation Retiree Welfare Benefits Plan Trust", established by Borrower pursuant to its collective bargaining agreement with the United Steelworkers of America, AFL-CIO-CLC, for the purpose of funding welfare benefits for retired employees of Borrower.

                  "Virginia IRB Supplemental Indenture": the Supplemental Indenture of Trust, dated as of August 1, 2003, by and between the Industrial Development Authority of Greensville County, Virginia and First Union National Bank.

                  "West Virginia Note": as defined in Section 4.1(k).

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  "WHX": WHX Corporation, a Delaware corporation.

                  "WHX Subordinated Note": as defined in Section 4.1(k).

                  "WP Coal": WP Coal Company, a West Virginia corporation.

                  "WP Steel Venture": WP Steel Venture Corporation, a Delaware corporation.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Lender severally agrees to make a term loan (each, a "Tranche A Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A Commitment of such Lender, (b) each Tranche B Lender severally agrees to make a term loan (each, a "Tranche B Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Commitment of such Lender and (c) each Tranche C Lender severally agrees to make a term loan (each, a "Tranche C Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche C Commitment of such Lender. Immediately upon the borrowing of the Loans, the Borrower (or the Administrative Agent on behalf of the Borrower) shall deposit $112,000,000 of such amount into the Cash Collateral Account where such funds shall be held in the form of cash and controlled by the Administrative Agent pursuant to the terms of the Cash Collateral Agreement (and the Lenders hereby appoint the Administrative Agent to exercise such control and to hold the security interest granted to the Administrative Agent pursuant to the Cash Collateral Agreement for the benefit of the Administrative Agent and the Lenders). Subject to the conditions precedent contained in Section 4.2, up to once each calendar month the Borrower shall be permitted to draw funds from the Cash Collateral Account in an amount not to exceed the aggregate amount of expenses incurred pursuant to the Principal EAF Construction Contracts and other contracts relating to the construction and implementation of the Electric Arc Furnace which have not been previously paid or reimbursed from the Cash Collateral Account and for which invoices have been submitted to the Administrative Agent. Proceeds from draws made on the Cash Collateral Account shall be delivered (i) in the manner provided in the construction invoices submitted to the Administrative Agent or (ii) upon receipt by the Administrative Agent of satisfactory evidence that Borrower has previously paid any portion of the submitted invoices directly to the appropriate contractor, to the Borrower as reimbursement for such prior payments. It is agreed that no withdrawals may be made with respect to funds held in the Cash Collateral Account other than withdrawals made for the purposes of the construction and implementation of the Electric Arc Furnace. It is further agreed that funds remaining in the Cash Collateral Account shall be paid over immediately to the Administrative Agent to repay (and the Administrative Agent shall apply such amount to the repayment of) the Loans then outstanding on a pro rata basis on the earliest to occur of (i) the date which is 30 days after the Performance Acceptance Date, (ii) such date as the Loans shall become due and payable in accordance with Section 2.18 or Section 7.1 and (iii) such date as the Borrower shall declare its intention to abandon its plan to undertake or complete construction of the Electric Arc Furnace. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7.

         2.2 Procedure for Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Lenders make the Loans. The Loans made on the Closing Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Loan to be made by such Lender. At such time as the Administrative Agent shall have received the appropriate amount of funds from all Lenders, the Administrative Agent shall disburse such funds in the manner and to the accounts directed by the Borrower in its irrevocable borrowing notice delivered pursuant to this Section 2.2.

         2.3 Repayment of Loans. Beginning December 31, 2004, the Borrower shall repay the Loans in principal installments equal to $6,250,000 on March 31, June 30, September 30 and December 31 of each year. Such payments shall be applied ratably in respect of the principal amount outstanding under each Facility. On the Maturity Date, the Borrower shall repay the entire unpaid principal amount of the Loans.

         2.4 Fees. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates set forth in the Fee Letter, dated June 20, 2003, between the Borrower and the Administrative Agent.

         2.5 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

         2.6 Mandatory Prepayments. (a) If any Group Member shall incur any Indebtedness (excluding any Indebtedness incurred in accordance with Section 6.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence to the prepayment of the Loans as set forth in
Section 2.6(f). If any Group Member shall issue any Capital Stock, an amount equal to 50% of the Net Cash Proceeds thereof shall be applied on the date of such issuance to the prepayment of the Loans as set forth in Section 2.6(f).

                  (b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event relating to Collateral subject to any Security Document (other than (i) Collateral subject to the Junior Current Asset Security Agreement at any time when any loan, letter of credit or commitment is outstanding under the Revolving Loan Agreement and (ii) Collateral to which the provisions of Section 2.6(c) shall apply), then, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Loans as set forth in Section 2.6(f) unless (i) a Reinvestment Notice shall be delivered in respect thereof and (ii) such Net Cash Proceeds are deposited in a collateral account subject to the control of the Collateral Agent for the benefit of the parties party to the Security Agreement until such time as they are withdrawn by the Borrower to acquire assets having a similar function to those assets which were the subject of the Reinvestment Event; provided, that, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be withdrawn from such collateral account and applied toward the prepayment of the Loans as set forth in Section 2.6(f).

                  (c) (i) If on any date any Group Member shall receive Net Cash Proceeds from any Recovery Event relating to the Electric Arc Furnace, then (A) if such Recovery Event is not the result of an Event of Loss, such Group Member shall apply such Net Cash Proceeds to restore, rebuild or replace the affected portion of the Electric Arc Furnace or (B) if such Recovery Event is the result of an Event of Loss, then such Net Cash Proceeds shall be applied on such date to the prepayment of the Loans as set forth in Section 2.6(f).

                  (ii) If the amount required to restore, rebuild or replace the affected portion of the Electric Arc Furnace in accordance with clause
         (A) of paragraph (c)(i) above is less than the amount of the related Recovery Event Net Cash Proceeds, then on the date the restoration, repair or replacement of the affected portion of the Electric Arc Furnace is deemed complete by the Administrative Agent, such excess Net Cash Proceeds shall be applied to the prepayment of the Loans as set forth in Section 2.6(f) unless a Reinvestment Notice shall be delivered in respect thereof; provided, that, if a Reinvestment Notice shall be delivered with respect to such excess Net Cash Proceeds, then on the date which is six months after the date of delivery of such Reinvestment Notice the amount of the excess Net Cash Proceeds not expended to acquire assets useful in the Borrower's business shall be applied to the prepayment of the Loans as set forth in Section 2.6(f).

                  (d) If, for any fiscal quarter of the Borrower commencing with the fiscal quarter ending March 31, 2004, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Loans as set forth in Section 2.6(f). Notwithstanding the preceding sentence, in no event shall the Borrower be permitted to retain more than $20,000,000 in Excess Cash Flow generated during any period of four consecutive fiscal quarters (any such excess to be applied on the Excess Cash Flow Application Date to the prepayment of the Loans as set forth in Section 2.6(f)). Each such required prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 5.1 for the fiscal quarter with respect to which such prepayment is made are required to be delivered to the Lenders and
(ii) the date such financial statements are actually delivered.

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                                                                              25

                  (e) If on any date any Group Member shall receive any payment of liquidated damages or a similar amount however designated or an amount in lieu thereof or otherwise in settlement of any claim or dispute under any Principal EAF Construction Contract (other than a payment resulting from delays in completion received while no Event of Default has occurred and is continuing) in excess of $1,000,000 (collectively, "Liquidated Damages"), then on such date the Group Member shall apply such Liquidated Damages to the prepayment of the Loans in accordance with Section 2.6(f) unless (i) such Group Member requests that the Administrative Agent permit it to apply such Liquidated Damages to repair or restore the equipment to which such Liquidated Damages relates such that it will perform in an acceptable manner or to reimburse any Group Member for so doing, (ii) the Independent Technical Consultant certifies to the Administrative Agent and the Lenders that (x) it is technically feasible to repair or restore such equipment such that it will perform in an acceptable manner and (y) the amount of the applicable Liquidated Damages together with other committed funds available to the Borrower for such purpose are sufficient to repair or restore such equipment such that it will perform in an acceptable manner and (iii) no Event of Default has occurred and is continuing.

                  (f) Amounts to be applied in connection with prepayments made pursuant to Section 2.6 shall be applied in accordance with Section 2.12(a). The application of any prepayment pursuant to Section 2.6 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under
Section 2.6 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

         2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto unless the Borrower pays applicable breakage costs. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.8 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar

Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

         2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Interest shall be payable in arrears on each Interest Payment Date. In the case of each ABR Loan, interest shall be payable on the Interest Payment Date with respect to the full number of calendar days of the immediately preceding month for which such ABR Loan was outstanding. On or prior to each Interest Payment Date, the Administrative Agent shall make a demand on the Interest Reserve Letter of Credit in accordance with its terms in order that on each Interest Payment Date an amount equal to the amount of the interest payable on such Interest Payment Date on the Tranche B Loans and the portion of the Tranche A Loans guaranteed by the Federal Guarantor is available for payment of such interest. The proceeds of each such drawing shall be received by the Administrative Agent in trust for the benefit of the Tranche A Lenders and Tranche B Lenders and shall be applied directly to such interest and shall not be commingled with any funds received directly from the Borrower for the payment of any other interest on the Loans.

                  (d) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such overdue amount shall bear interest at the rate determined in accordance with paragraphs (a) and (b) above until such principal amount is paid in full. If all or a portion of any interest payable on any Loan or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, or acceleration or otherwise), such overdue amount shall bear interest at a rate per annum then applicable to ABR Loans.

         2.10 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

         2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

         2.12     Pro Rata Treatment and Payments.

                  (a) (i) Each payment (including each prepayment) on account of principal of the Loans, other than any payment pursuant to the Federal Guarantee or the State Guarantee, shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. Each payment on account of principal of the Loans pursuant to the Federal Guarantee or the State Guarantee shall be applied as contemplated by paragraphs (e) and
(f) of this Section 2.12, and, upon any such payment, the Federal Guarantor or the State Guarantor, as the case may be, shall be subrogated to the rights of the Lender receiving such payment to the extent of such payment and shall, for all relevant purposes hereof, be deemed to be an Assignee with respect to such rights. The amount of each principal prepayment of the Loans shall be applied to reduce the then remaining installments of the Tranche A Loans, Tranche B Loans and Tranche C Loans (i) pro rata among the Facilities and (ii) in inverse order of maturity, except for payments made pursuant to Section 5.15(a) which shall be applied in forward order of maturity. Amounts prepaid on account of the Loans may not be reborrowed.

                  (ii) Each payment (including each prepayment but excluding any payment under or from the Interest Reserve Letter of Credit) on account of interest on the Loans shall be applied pro rata among the Facilities according to the accrued and unpaid amounts of interest thereunder. The proceeds of all demands made by the Administrative Agent on the Interest Reserve Letter of Credit shall be applied to accrued and unpaid interest on the Tranche B Loans and the Tranche A Loans according to the respective outstanding principal amounts of the Tranche B Loans and the portion of the Tranche A Loans guaranteed by the Federal Guarantor.

                  (b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the Closing Date that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Closing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after the Closing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

                  (d) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  (e) All payments made by the Federal Guarantor pursuant to the Federal Guarantee shall be applied to the payment of the principal amount of the Tranche A Loans and Tranche B Loans outstanding under the Tranche A Facility and Tranche B Facility, respectively, pro rata in an amount equal to the product of
(i) the Federal Guarantee Percentage applicable to such Facility and (ii) the principal amount outstanding under the Tranche A Facility or Tranche B Facility, as the case may be (provided, that if the Federal Guarantee shall have terminated with respect to the Tranche A Loan or Tranche B Loan of any Lender, such payment shall be applied pro rata to the principal amount of Loans outstanding under each Facility held by Lenders then entitled to receive the benefits of the Federal Guarantee in accordance with the Federal Guarantee Percentage applicable to each such Facility). Upon any payment to the Administrative Agent by the Federal Guarantor under the Federal Guarantee, the Federal Guarantor shall become subrogated to, and the Tranche A Lenders and Tranche B Lenders shall be deemed to have assigned and do so hereby assign to the Federal Guarantor, without recourse and without need of any further action, such right, title, interest and obligation in, to and under the Loans, the Collateral, the Security Interests (as defined in the Federal Guarantee) and the Loan Documents as corresponds to the Federal Guarantor's right to receive Collections (as defined in the Federal Guarantee) under Sections 3.9 and 3.10 of the Federal Guarantee (it being understood that the Federal Guarantor shall not be liable with respect to any obligations of a Tranche A Lender or Tranche B Lender incurred prior to the date of such assignment) and, to such extent, the Federal Guarantor shall have the right to enforce and participate in any claim (including any claim in bankruptcy), right or remedy that the Administrative Agent, the Tranche A Lenders or the Tranche B Lenders then have or may thereafter acquire against the Borrower and the Collateral under this Agreement or the other Loan Documents and shall thereafter be deemed a Lender hereunder and under the Tranche A Facility and the Tranche B Facility and be entitled to the benefit of and any right to participate in any Collateral and Collections (as defined in the Federal Guarantee) then or thereafter held or acquired by the Administrative Agent, the Tranche A Lenders or Tranche B Lenders, as applicable, and be responsible for its pro rata share of any expenses or other amounts for which the Lenders are obligated to reimburse the Administrative Agent or for which it is responsible for its own account as Lender, as if it was a Tranche A Lender or Tranche B Lender, as the case may be. To the extent of the interest assigned to the Federal Guarantor, the applicable Lenders shall be released from their obligations hereunder and under the Federal Guarantee and if the entirety of such Lender's interest is assigned to the Federal Guarantor and State Guarantor pursuant to this Section 2.12, such Lender shall cease to be a party to this Agreement and the Federal Guarantee except for those provisions which are expressly stated to survive the termination of this Agreement or the Federal Guarantee as the case may be. The Administrative Agent, the Tranche A Lenders and the Tranche B Lenders shall, upon request by the Federal Guarantor, execute and deliver such documents and take such other actions as may be necessary to evidence or give effect to such subrogation and assignment. No payment by the Federal Guarantor to the Administrative Agent, the Tranche A Lenders or the Tranche B Lenders under the Federal Guarantee shall reduce, discharge, satisfy or terminate any obligation of Borrower under this Agreement or any of the other Loan Documents or any obligation of any Loan Party to the Security Documents. By executing this Agreement the Federal Guarantor hereby agrees to any assignment made by a Lender to the State Guarantor pursuant to Section 2.12(f) hereof. Notwithstanding anything above to the contrary, in the event that the Federal Guarantor becomes a Tranche A Lenders or Tranche B Lender hereunder as a result of a payment under the Federal Guarantee, the Federal Guarantor shall not be obligated to make any payment under any Loan Document which would otherwise be owing and payable by it in its capacity as a Lender except to the extent it has received Collections (as defined in the Federal Guarantee) in an amount equal to or greater than the amount of such payment obligation.

                  (f) All payments made by the State Guarantor pursuant to the State Guarantee shall be applied to the payment of the principal amount of the Tranche B Loans outstanding under the Tranche B Facility pro rata in an amount equal to the product of (i) the State Guarantee Percentage and (ii) the principal amount outstanding under Tranche B Facility (provided, that if the State Guarantee shall have terminated with respect to the Tranche B Loan of any Lender, such payment shall be applied pro rata to the principal amount of Tranche B Loans held by Lenders then entitled to receive the benefits of the State Guarantee). Upon any payment to the Administrative Agent by the State Guarantor under the State Guarantee and the subsequent release of such payment to the Tranche B Lenders (which release shall occur simultaneous with the release to the Tranche B Lenders of amounts paid by the Federal Guarantor under the Federal Guarantee), the State Guarantor shall become subrogated to, and the Tranche B Lenders shall be deemed to have assigned and do so hereby assign to the State Guarantor, without recourse and without need of any further action, such right, title, interest and obligation in, to and under the Loans, the Collateral, the Security Interests (as defined in the State Guarantee) and the Loan Documents as corresponds to the State Guarantor's right to receive Collections (as defined in the State Guarantee) (it being understood that the State Guarantor shall not be liable with respect to any obligations of a Tranche B Lender incurred prior to the date of such assignment) and, to such extent, the State Guarantor shall have the right to enforce and participate in any claim (including any claim in bankruptcy), right or remedy that the Administrative Agent or the Tranche B Lenders then have or may thereafter acquire against the Borrower and the Collateral under this Agreement or the other Loan Documents and shall thereafter be deemed a Lender hereunder and under the Tranche B Facility and be entitled to the benefit of and any right to participate in any Collateral and Collections (as defined in the State Guarantee) then or thereafter held or acquired by the Administrative Agent or the Tranche B Lenders and be responsible for its pro rata share of any expenses or other amounts for which the Lenders are obligated to reimburse the Administrative Agent or for which it is responsible for its own account as a Lender, as if it was a Tranche B Lender, as the case may be. To the extent of the interest assigned to the State Guarantor, the applicable Lenders shall be released from their obligations hereunder and under the State Guarantee and if the entirety of such Lender's interest is assigned to the Federal Guarantor and State Guarantor pursuant to this

Section 2.12, such Lender shall cease to be a party to this Agreement except for those provisions which are expressly stated to survive the termination of this Agreement. The Administrative Agent and the Tranche B Lenders shall, upon request by the State Guarantor, execute and deliver such documents and take such other actions as may be necessary to evidence or give effect to such subrogation and assignment. No payment by the State Guarantor to the Administrative Agent or the Tranche B Lenders under the State Guarantee shall reduce, discharge, satisfy or terminate any obligation of Borrower under this Agreement or any of the other Loan Documents or any obligation of any Loan Party to the Security Documents. By executing this Agreement the State Guarantor hereby agrees to any assignment made by a Tranche A Lender or Tranche B Lender to the Federal Guarantor pursuant to Section 2.12(e) hereof. Notwithstanding anything above to the contrary, in the event that the State Guarantor becomes a Tranche B Lender hereunder as a result of a payment under the State Guarantee, the State Guarantor shall not be obligated to make any payment under any Loan Document which would otherwise be applicable to it in its capacity as a Lender except to the extent it has received Collections (as defined in the State Guarantee) in an amount equal to or greater than the amount of such payment obligation.

         2.13 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.14 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.13, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any Eurodollar Loan, then on notice thereof and demand therefor by such Lender to Borrower made through the Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain Eurodollar Loans shall terminate and
(ii) Borrower shall pay or convert in full all outstanding Eurodollar Loans owing to such Lender at the end of the applicable Interest Period (provided that if such Lender reasonably believes that it would be unlawful or that any central bank or other Governmental Authority would assert that it is unlawful to maintain such outstanding Eurodollar Loans, Borrower shall forthwith prepay in full all outstanding Eurodollar Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five Business Days after the delivery of such notice and demand, converts all Eurodollar Loans into ABR Loans).

         2.14 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
Section 2.14 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.15 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.16 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal, regulatory or other disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a).

         2.17 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.13 or 2.14(a), (b) defaults in its obligation to make Loans hereunder or (c) fails to approve or consent to a proposed amendment or waiver under the Loan Documents which is otherwise adopted and agreed to by the Required Lenders, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) in the case of (a), prior to any such replacement, such Lender shall have taken no action under Section 2.16 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.13 or 2.14(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.15 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent and shall be an Eligible Lender, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.13 or 2.14(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         2.18 Reoffering of the Loans. (a) On or before the date which is six months prior to the Reoffering Date, the Administrative Agent shall advise the Borrower of the results of its consideration, which it agrees it will conduct in good faith, as to whether it is willing, in its sole discretion, to undertake an engagement for a reoffering of the Tranche B Loans and Tranche C Loans and, if it is willing to undertake such an engagement, the engagement terms (including, without limitation, fees and expenses, information disclosures, and appropriate indemnification) on which it is willing to do so. If the Administrative Agent is willing to undertake such an engagement and the terms for such engagement are acceptable to the Borrower, the Administrative Agent shall endeavor to reoffer the Tranche B Loans and the Tranche C Loans to Eligible Lenders.

                  (b) On the Reoffering Date, the Administrative Agent shall have the right (i) to purchase, or cause to be purchased, the Tranche A Loans, the Tranche B Loans and the Tranche C Loans not then held by it from the holders thereof for a purchase price equal to 100% of the outstanding principal amount of such Loans, without any representation or warranty by such holders other than as to their being the true and actual holders thereof, (ii) with the consent only of the Borrower, to reprice the Applicable Margins applicable to the Tranche A Loans, the Tranche B Loans and the Tranche C Loans, provided that the effect of such repricing is not to increase the Applicable Margin applicable to either the Tranche B Loans or the portion of the Tranche A Loans guaranteed by the Federal Guarantor by more than 100 basis points, and (iii) to resell in whole or in part, subject however to the provisions of Section 9.6 hereof and
Section 5.6 of the Federal Guarantee, the Tranche A Loans, the Tranche B Loans and the Tranche C Loans. To facilitate any such purchase, the Borrower shall pay the then Lenders on the Reoffering Date all accrued but unpaid interest on the Loans (which, in the case of accrued and unpaid interest on the Tranche B Loans and the guaranteed portion of the Tranche A Loans, shall be paid in accordance with Section 2.9(c)) and any other amounts then due and owing under this Agreement and the other Loan Documents, and any right by the Administrative Agent to make, or cause to be made, such purchase shall be subject to such payment in full on the Reoffering Date.

                  (c) In the event the Tranche B Loans and the Tranche C Loans are not purchased as provided for in clause (i) of paragraph (b) of this Section
2.18 (regardless of whether such Loans are not purchased due to the failure of the Administrative Agent to successfully complete the reoffering or otherwise), all the Loans (with accrued but unpaid interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall become due and payable on the Reoffering Date. If such Loans are so purchased, from and after the Reoffering Date such Loans shall continue to be governed by this Agreement which, together with all the other Loan Documents, shall remain in full force and effect without any modification except for the repricing provided for in clause (ii) of paragraph (b).

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and perform their obligations hereunder, to induce the Federal Guarantor and the State Guarantor to enter into the Federal Guarantee and the State Guarantee, respectively, and to induce the Permitted Participants to enter into and fund the Tranche C Participation Agreements, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent, each Lender, each Permitted Participant, the Federal Guarantor and the State Guarantor that:

         3.1 Financial Condition. (a) The estimated unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at June 30, 2003 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Plan of Reorganization, (ii) the Indebtedness to be issued or incurred on the Closing Date (including Indebtedness with respect to the Loans) and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to Holdings as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at June 30, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of Holdings as at December 31, 2000, December 31, 2001 and December 31, 2002, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings as at June 30, 2003, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case that would be required to be disclosed in accordance with GAAP, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2002 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property except Dispositions between Group Members contemplated by the Plan of Reorganization.

                  (c) In the case of each Joint Venture, to the best of the Borrower's knowledge (it being understood that the Borrower has made no independent investigation thereof) the audited consolidated balance sheets of such Joint Venture as at December 31, 2000, December 31, 2001 and December 31, 2002, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from an independent certified public accountant, present fairly the consolidated financial condition of such Joint Venture as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. To the best of the Borrower's knowledge (it being understood that the Borrower has made no independent investigation thereof), the unaudited consolidated balance sheet of such Joint Venture as at March 31, 2003, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of such Joint Venture as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year end audit adjustments). To the best of the Borrower's knowledge (it being understood that the Borrower has made no independent investigation thereof) all such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). To the best of the Borrower's knowledge (it being understood that the Borrower has made no independent investigation thereof), as of the Closing Date, no Joint Venture has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case that would be required to be disclosed in accordance with GAAP and that are not reflected in the most recent financial statements referred to in this paragraph. To the best of the Borrower's knowledge (it being understood that the Borrower has made no independent investigation thereof), during the period from December 31, 2002 to and including the date hereof there has been no Disposition by a Joint Venture of any material part of its business or property.

                  (d) Holdings and its Subsidiaries maintain, in accordance with sound business practices and applicable law and rules and regulations issued by any Governmental Authority (i) a system of accounting, which includes maintenance of proper books and records, that permits preparation of financial statements in conformity with GAAP and provides reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any differences; and (ii) effective disclosure controls and procedures designed to ensure that material information relating to Holdings and its Subsidiaries is made known to Responsible Officers of Holdings in a timely manner.

         3.2 No Change. There has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect since December 31, 2002 or since the June 27, 2003 submission by the Administrative Agent to the Federal Guarantor of materials supplementing the Federal Guarantee Application. As of the Closing Date, there has been no development or event that has had a material adverse effect on the aggregate value of the "Collateral" as such term is defined in the Security Agreement or in the aggregate value of the "Collateral" as such term is defined in the JV Pledge Agreements relating to Ohio Coatings Company and Wheeling-Nisshin, Inc. (but in any case excluding "Collateral" as defined in the Junior Current Asset Collateral Agreement) since the appraisals dated September 2002 and May 2003 received from Asset Recovery & Valuation and Conway del Genio, respectively.

         3.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (e) possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the conduct of its business and operations as currently conducted.

         3.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Plan of Reorganization and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred

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                                                                              37

to in Section 3.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.5 No Legal Bar. (a) The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the imposition of the Liens created by the Security Documents and the Senior Current Asset Security Agreement).

                  (b) No Group Member is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to impair the ability of the Group Members, taken as a whole, to perform their payment or other material obligation under the Loan Documents.

         3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect. No Group Member is subject to any final judgments, writs, injunctions or decrees of any Governmental Authority, compliance with which could be reasonably expected to have a Material Adverse Effect, or is in default with respect to any such judgment, writ, injunction or decree, which default could be reasonably expected to have a Material Adverse Effect.

         3.7 No Default. No Group Member is in default under or with respect to any of its material Contractual Obligations. No Default or Event of Default has occurred and is continuing.

         3.8 Ownership of Property; Liens. Except as provided in Schedule 3.8, each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.3.

         3.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property reasonably necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

         3.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the knowledge of Holdings or the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. Other than tax indemnity agreements

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                                                                              38

in leasing transactions entered into in the ordinary course of business, no Group Member is a party to any tax sharing agreement with any Person other than another Group Member. Schedule 3.10 is a true and complete list of each claim of a governmental unit of the kind entitled to priority in payment as specified in
Section 502(i) and 507(a)(8) of the Bankruptcy Code, that Group Members will or expect to pay or to be required to pay during the six years immediately following the Closing Date.

         3.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         3.12 Labor Matters. (a) Other than ordinary course employee grievances which are not material in the aggregate, there are no strikes, boycotts, work stoppages, walkouts or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

         3.13 ERISA. Except as set forth on Schedule 3.13 hereto, no Reportable Event (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan (other than a Multiemployer Plan). No "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code except for such instances of noncompliance which, individually or in the aggregate, would not reasonably be expected to result in a material liability. Except as set forth on
Schedule 3.13 hereto, no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower nor any Commonly Controlled Entity has been notified or is aware that any Multiemployer Plan is in Reorganization or Insolvent.

         3.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

         3.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a)
Schedule 3.15 sets forth the name and jurisdiction of incorporation of each direct and indirect Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of Holdings, including the Borrower, except as created by the Loan Documents.

         3.16     Use of Proceeds. The proceeds of the Loans shall be used to
(i) consummate the Plan of Reorganization, (ii) fund the Cash Collateral Account and (iii) pay related fees and expenses.

         3.17 Environmental Matters. Except as could not reasonably be expected to result in a Material Environmental Loss:

                  (a) each Group Member: (i) is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws; (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of its current or intended operations or for any property owned, leased, or otherwise operated by it; (iii) is, and within the period of all applicable statutes of limitation has been, in compliance with all of its Environmental Permits; and (iv) reasonably believes that: each of its Environmental Permits will be timely renewed and complied with, without expense; any additional Environmental Permits that could reasonably be expected to be required of it will be timely obtained and complied with, without expense; and compliance with any Environmental Law that is or could reasonably be expected to become applicable to it will be timely attained and maintained, without expense.

                  (b) to the knowledge of Holdings or the Borrower, Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Group Member or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of any Group Member under any applicable Environmental Law or otherwise result in costs (other than ordinary and routine operating and maintenance costs consistent with historical expenditures) to any Group Member, or (ii) interfere with any Group Member's continued operations, or (iii) impair the fair market value, based on current use, of any real property owned by any Group Member.

                  (c) there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Group Member is, or to the knowledge of any Group Member will be, named as a party that is pending or, to the knowledge of the Borrower, threatened in writing.

                  (d) no Group Member has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) no Group Member has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

                  (f) no Group Member has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, under any Environmental Laws or with respect to any Materials of Environmental Concern.

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                                                                              40

For purposes of Section 7 of this Agreement (Events of Default), each of the foregoing representations and warranties contained in this Section 3.17 that are qualified by the knowledge of Holdings or the Borrower shall be deemed not to be so qualified.

         3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or the Federal Guarantee Application contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. No statement or information contained in any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent, the Lenders, the Federal Guarantor or the State Guarantor or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents contained as of the date such statement, information, document or certificate was so furnished, when taken in the aggregate, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party on the date hereof that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent, the Lenders, the Federal Guarantor and the State Guarantor for use in connection with the transactions contemplated hereby and by the other Loan Documents.

         3.19 Security Documents. (a) The Security Documents are effective to create in favor of the Collateral Agent, for the benefit of the Administrative Agent, the Lenders and the other secured parties party thereto, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Security Agreement and JV Pledge Agreements, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Security Documents, when financing statements and other filings specified on Schedule 3.19(a) in appropriate form are filed in the offices specified on Schedule 3.19(a), the Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof that can be perfected by filing, as security for the Obligations (as defined in the Security Agreement and JV Pledge Agreements), in each case prior and superior in right to any other Person (except Liens permitted by Section 6.3).

                  (b) Each of the Mortgages is effective to create in favor of the Collateral Agent, for the benefit of the Administrative Agent, the Lenders and the other secured parties party to the Security Agreement, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(b)-1, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person. Schedule 3.19(b)-2 lists, as of the Closing Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries.

         3.20 Solvency. Immediately after giving effect to the consummation of the Plan of Reorganization and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, each Loan Party will be Solvent (giving effect to undisputed rights of

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                                                                              41

contribution from each Group Member which, following payment of such contribution, would itself continue to be Solvent).

         3.21 Eligible Borrower. (a) The Borrower (i) is a Qualified Steel Company, as that term is defined in the 13 C.F.R. Part 400, for which (x) credit is not otherwise available to it under reasonable terms and conditions sufficient to meet its financing needs, as reflected in the financial and business plans of the Borrower; and (y) the prospective earning power of the Borrower, together with the character and value of the Collateral, furnish reasonable prospects for repayment of the Loans; (ii) has experienced layoffs, production losses or financial losses between January 1, 1998 and September 20, 2002, which losses can be demonstrated as a comparison between employment, production, or net income existing on January 1, 1998 and September 20, 2002;
(iii) is not in violation of the government-wide debarment and suspension (nonprocurement) regulations (13 C.F.R. Section 400.109); (iv) is eligible under the terms of the Act and the Regulations (each as defined in the Federal Guarantee) for a loan benefiting from the Federal Guarantee; and (v) has complied with all conditions to the issuance by the Federal Guarantor of the Federal Guarantee as set out in the Act and the Regulations (each as defined in the Federal Guarantee).

                  (b) The Borrower hereby consents to the payment of the guarantee fees required under the Federal Guarantee and State Guarantee by the Administrative Agent on behalf of the Borrower on the Closing Date.

         3.22 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 except where flood insurance has been obtained in compliance with such Act.

         3.23 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Plan of Reorganization and the documentation evidencing the Plan of Reorganization Indebtedness, including any amendments, supplements or modifications with respect to any of the foregoing.

         3.24 Plan of Reorganization. The Plan of Reorganization has been confirmed by the Final Order of the Bankruptcy Court. All conditions precedent to the consummation of the Plan of Reorganization have been satisfied except for the making of the Loans and the loans to be borrowed under the Revolving Loan Agreement and the application of the proceeds thereof. All transactions which have been or will be undertaken in connection with the consummation of the Plan of Reorganization comply in all material respects with the Final Order, the Plan of Reorganization and all Requirements of Law.

         3.25 Senior Indebtedness. The Obligations constitute senior indebtedness for purposes of, and are entitled to the subordination provisions contained in, the WHX Subordinated Note and the West Virginia Note.

         3.26 Completion of Electric Arc Furnace. The Borrower has no reason to believe that (a) the Physical Completion Date will not occur on or prior to the Targeted Physical Completion Date, (b) the Performance Acceptance Date will not occur on or prior to the Targeted Performance Acceptance Date, (c) the cost to be incurred with respect to the Electric Arc Furnace on or prior to the Performance Acceptance Date will exceed the Available Construction Funds or (d) the Electric Arc Furnace, as completed, will not comply fully with all Requirements of Law (including Environmental Laws) or perform fully in accordance with the Project Plans.

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                                                                              42

         3.27 Insurance. Schedule 3.27 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Loan Party, as well as a summary of the terms of each such policy. Such policies are in full force and effect and in such amounts, with such deductibles and covering such risks as are insured against and carried in accordance with applicable law and prudent industry practice by U.S. steel companies similarly situated with the Borrower and owning or operating similar properties.

         3.28 Deposit and Disbursement Accounts. Schedule 3.28 lists all banks and other financial institutions at which any Loan Party maintains deposit or other accounts as of the Closing Date, including any disbursement accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

         3.29 Government Contracts. Except as set forth in Schedule 3.29, as of the Closing Date, no Loan Party is a party to any contract or agreement with any Governmental Authority and no Loan Party's accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

         3.30 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Loan Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Loan Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Loan Party; or the business relationship of any Loan Party with any supplier essential to its operations.

         3.31 Bonding; Licenses. Except as set forth on Schedule 3.31, as of the Closing Date, no Loan Party is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

         3.32 Off Balance Sheet Transactions. None of the Loan Parties is a party to any "off-balance sheet arrangement" (within the meaning of Item 303(a)(4) of Regulation S-K under the Securities Act and the Exchange Act, as amended by SEC Release No. 33-8182 (January 28, 2003)) except as permitted pursuant to Section 6.12.

         3.33 Additional Principal Contracts. Schedule 3.33 sets forth, as of the Closing Date, a description of each Additional Principal Contract which the Borrower expects to execute after the Closing Date including the potential contractors for each such Additional Principal Contract, the estimated expense to be incurred thereunder and the schedule for bid solicitation and contractor selection with respect thereto.

         3.34 Absence of Delinquent Federal Debt. No Group Member has any outstanding, delinquent federal debt other than delinquent federal debt for which a negotiated repayment schedule has been established and at least one payment has been received.

         3.35 Inactive Subsidiaries. As of the Closing Date, each of Consumers Mining, Monessen Southwestern Railway and WP Coal is an Inactive Subsidiary.

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                                                                              43

                        SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Credit Agreement; Security Documents; etc. The Administrative Agent, the Federal Guarantor and the State Guarantor shall have received, in form and substance satisfactory to each of them:

                  (i) this Agreement, executed and delivered by the Administrative Agent, the Federal Guarantor, the State Guarantor, Holdings, the Borrower and each Person listed on Schedule A;

                  (ii) the Affiliate Guarantee Agreement, executed and delivered by Holdings and WP Steel Venture;

                  (iii) the Security Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor;

                  (iv) the Junior Current Asset Security Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor;

                  (v) the Current Asset Intercreditor Agreement, executed by the inventory and receivables security agent for the Revolving Credit Facility, the Administrative Agent and the other secured parties thereto;

                  (vi) the JV Pledge Agreements, executed and delivered by the Borrower;

                  (vii) the Cash Collateral Agreement, executed and delivered by the Administrative Agent and the Borrower;

                  (viii) the Federal Guarantee, duly executed by the Federal Guarantor, the Administrative Agent and each of the Lenders;

                  (ix) the State Guarantee, duly executed by the State Guarantor, Holdings, the Borrower and the Administrative Agent;

                  (x) the Environmental Indemnity Agreement, executed and delivered by Holdings and the Borrower; and

                  (xi) the PPE Access Agreement, duly executed and delivered by Holdings, the Borrower, the Collateral Agent and the other parties party thereto.

                  (b) Tranche C Participation Agreements. Each Permitted Participant shall have executed and delivered a Tranche C Participation Agreement in the form of Exhibit J (the "Tranche C Participation Agreement") and the Permitted Participants shall have funded their obligations thereunder.

                  (c) Interest Reserve Letter of Credit. The Administrative Agent shall have received, in form and substance satisfactory to it, a letter of credit issued by an institution having a letter of credit rating of at least AA/Aa2 naming the Administrative Agent as beneficiary thereof in the Required Stated Amount (including each extension or replacement thereof, the "Interest Reserve Letter of Credit").

                  (d) Revolving Loan Agreement. The Revolving Loan Agreement shall have been executed and delivered by each of the parties thereto in form and substance reasonably satisfactory to the Administrative Agent, the Federal Guarantor and the State Guarantor and the initial funding of loans or issuance of any letter of credit under the Revolving Loan Agreement shall have occurred concurrently with the funding of the Loans to be made hereunder.

                  (e) Principal EAF Construction Contracts. The Principal EAF Construction Contracts listed on Schedule 1.1B shall have been executed and delivered by each of the parties thereto in form and substance reasonably satisfactory to the Administrative Agent, the Federal Guarantor and the Independent Technical Consultant. Each of the conditions precedent set forth in such Principal EAF Construction Contracts which are required to be satisfied on or prior to the Closing Date, if any, shall have been satisfied and each such Principal EAF Construction Contract shall be in full force and effect.

                  (f) Danieli Construction Contract. The Borrower shall have executed a modification agreement with respect to the existing construction contract with Danieli Corporation (as so modified, the "Danieli Construction Contract") for construction of the Automatic Roll Changer System in form and substance reasonably satisfactory to the Administrative Agent and the Federal Guarantor.

                  (g) Pension Plan. The Administrative Agent and the Federal Guarantor shall have received satisfactory evidence of (i) the termination of Holdings' and the Borrower's participation in the benefit plans of WHX, (ii) the release from past and future liabilities relating to the WHX Plans, (iii) the inclusion of Holdings and the Borrower in the Steelworker Pension Trust and (iv) resolution of all outstanding matters regarding Holdings and the Borrower with the PBGC.

                  (h) WHX Capital Contributions. The Administrative Agent and the Federal Guarantor shall have received satisfactory evidence of (i) the forgiveness by WHX of approximately $39,000,000 in Indebtedness and other amounts owing to WHX and (ii) the receipt by the Borrower from WHX of $10,000,000 in cash in the form of a capital contribution and $10,000,000 in cash in exchange for the WHX Subordinated Note.

                  (i) Labor Agreement. The Borrower shall have entered into a master labor agreement (the "Master Labor Agreement") with the United Steelworkers of America in form and substance reasonably satisfactory to the Administrative Agent and the Federal Guarantor.

                  (j) Constitutive Documents. The Administrative Agent and the Federal Guarantor shall have received copies of the certificate of incorporation and by-laws of Holdings and the Borrower (collectively, the "Constitutive Documents"), each in form and substance satisfactory to the Administrative Agent and the Federal Guarantor.

                  (k) Indebtedness Documents. The parties shall have executed and delivered to the Administrative Agent, the Federal Guarantor and the State Guarantor copies of the following each in form and substance reasonably satisfactory to each of them:

                  (i) the Series A Indenture;

                  (ii) the Series B Indenture;

                  (iii) the subordinated note due 2011 in the aggregate principal amount of $10,000,000 issued to WHX Corporation (the "WHX Subordinated Note");

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                                                                              45

                  (iv) the 7% Note in the aggregate principal amount of $3,000,000 issued to Junction Industries, Inc. and due in ten consecutive semi-annual payments of $300,000 each beginning on the date which is six months after the Physical Completion Date (the "Junction Note");

                  (v) the Note due 2007 in the aggregate principal amount of $1,210,526 issued to Danieli Corporation (the "Danieli Note");

                  (vi) the 3% Note due 2005 in the original aggregate principal amount of $6,985,000 issued to the State of Ohio (the "Ohio Note");

                  (vii) the Note due 2008 in the aggregate principal amount of $6,539,473.68 issued to the State of West Virginia Economic Development Agency (the "West Virginia Note");

                  (viii) Nevada IRB Supplemental Indenture (or in lieu of such delivery, the claims of the Director of the State of Nevada Department of Business and Industry against Borrower to be evidenced by the Nevada IRB Supplemental Indenture, shall have been modified as set forth in, and pursuant to, Section 5.3 of the Plan of Reorganization, to the reasonable satisfaction of the Administrative Agent);

                  (ix) Virginia IRB Supplemental Indenture (or in lieu of such delivery, the claims of the Industrial Development Authority of Greensville County, Virginia against Borrower to be evidenced by the Virginia IRB Supplemental Indenture, shall have been modified as set forth in, and pursuant to, Section 5.3 of the Plan of Reorganization, to the reasonable satisfaction of the Administrative Agent); and

                  (x) the RDL Deferred Payment Agreement.

                  (l) Repayment of DIP Facility. The Administrative Agent shall have received reasonably satisfactory evidence that all principal, premium, if any, interest, fees and other amounts due and owing under the Debtor In Possession Credit Agreement, dated as of November 17, 2000, among Holdings, the Borrower, certain Subsidiaries party thereto, the lenders party thereto, Citibank N.A., as initial issuing bank, and Citicorp USA, Inc., as agent shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof released.

                  (m) Project Budget. The Administrative Agent and Federal Guarantor shall have received the Project Budget in form and substance satisfactory to each of them.

                  (n) Independent Technical Consultant Audit Report. The Administrative Agent, the Federal Guarantor and each Lender shall have received a report from the Independent Technical Consultant in form and substance satisfactory to each of them with respect to the technical feasibility of the Project Plans, the adequacy of the plans and specifications for the Electric Arc Furnace, the reasonableness of the terms of each Principal EAF Construction Contract (including design and specifications, the construction schedule and the contract price), the capital cost estimates, the expected output levels of the Electric Arc Furnace, the production cost estimates for the Electric Arc Furnace, the status of governmental approvals and permits and the practical ability of the Borrower to construct and operate the Electric Arc Furnace in compliance with Requirements of Law (including Environmental Laws). Among other things, such report shall review the likelihood that (i) the Physical Completion Date and the Performance Acceptance Date will occur on or prior to the Targeted Physical Completion Date and the Targeted Performance Acceptance Date, respectively, and (ii) construction costs and expenses to be incurred in connection with the Electric Arc Furnace will be less than or equal to $115,000,000.

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                                                                              46

                  (o) Confirmation Order. The Confirmation Order shall not have been reversed, vacated, amended, supplemented, modified, remanded or stayed and shall have become a Final Order, in full force and effect.

                  (p) Plan of Reorganization. The Plan of Reorganization shall be the same in all material respects as that approved by the Bankruptcy Court on June 18, 2003, shall not have been materially amended, supplemented or modified, and no material provision thereof shall have been waived and all conditions precedent to confirmation and the effectiveness of the Plan of Reorganization shall have been satisfied and the effectiveness of the Plan of Reorganization shall have occurred or shall be scheduled to occur but for the initial extension of credit contemplated hereunder and under the Revolving Loan Agreement and all transactions in connection with the Plan of Reorganization shall have been or will be consummated in compliance in all material respects with all Requirements of Law.

                  (q) Existing Credit Polices. The Administrative Agent and the Federal Guarantor shall have received a copy of the credit policies and procedures of the Borrower as in effect on the Closing Date in form and substance satisfactory to each of them (the "Existing Credit Polices").

                  (r) Guarantee Fees. The Borrower shall have paid the guarantee fee required under the Federal Guarantee in an amount equal to $1,250,000. The Borrower shall have paid to the State Guarantor (i) the upfront guarantee fee required under the State Guarantee in an amount equal to $52,325 and (ii) an additional amount equal to $42,908 in satisfaction of annual fees required under the State Guarantee through June 30, 2009.

                  (s) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Holdings and the Joint Ventures for the 2000, 2001 and 2002 fiscal years and (iii) unaudited interim consolidated financial statements of Holdings and the Joint Ventures for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Loan Parties, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (t) Approvals. All governmental and third party approvals necessary in connection with the continuing operations of the Group Members, the construction of the Electric Arc Furnace and the other transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on the financing contemplated hereby.

                  (u) Lien Searches. The Administrative Agent and the Federal Guarantor shall have received satisfactory evidence that no Liens exist on any of the assets of the Loan Parties except for Liens permitted by Section 6.3.

                  (v) Environmental Reports; Finding of No Significant Impact. The Administrative Agent and the Federal Guarantor shall have received (i) the React Report, which in form, scope, and substance is satisfactory to the Administrative Agent and the Federal Guarantor and (ii) a Finding of No Significant Impact with respect to the real properties of Holdings and its Subsidiaries.

                  (w) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with

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                                                                              47

proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (x) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent and the Federal Guarantor shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

                  (y) Legal Opinions. The Administrative Agent, the Federal Guarantor and the State Guarantor, as appropriate, shall have received the following executed legal opinions:

                  (i) the legal opinion of Bingham McCutchen LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F;

                  (ii) the legal opinion of local counsel in each of Ohio and West Virginia and of such other special and local counsel as may be required by the Administrative Agent;

                  (iii) the legal opinion of Marguerite Owen, general counsel to the Federal Guarantor, regarding enforceability of the Federal Guarantee with respect to the United States of America;

                  (iv) the legal opinion of Jackson Kelly PLLC, counsel to the State Guarantor, regarding enforceability of the State Guarantee;

                  (v) the legal opinion of Debevoise & Plimpton, counsel to Holdings and the Borrower, regarding the Plan of Reorganization and Final Order; and

                  (vi) the legal opinion of Bingham McCutchen LLP, counsel to the Borrower and its Subsidiaries, to the effect that drawings under the Interest Reserve Letter of Credit shall not be subject to avoidance as a preference in any federal bankruptcy case that may be commenced by or against the Borrower.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent, the Federal Guarantor and the State Guarantor, as appropriate, may reasonably require.

                  (z) Pledged Stock; Stock Powers; Pledged Notes. The Collateral Agent for the benefit of the Administrative Agent, the Lenders and the other parties party to the Security Agreement, shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Security Agreement and the JV Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (aa) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Administrative Agent, the Lenders and the other secured parties party thereto, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3), shall be in proper form for filing, registration or recordation.

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                                                                              48

                  (bb) Mortgages, etc. (i) The Collateral Agent for the benefit of the Administrative Agent, the Lenders and the other secured parties party to the Security Agreement shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                  (ii) If requested by the Administrative Agent, the Collateral Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Collateral Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Collateral Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

                  (iii) The Collateral Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Collateral Agent for the benefit of the Administrative Agent, the Lenders and the other secured parties party to the Mortgage as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (as amended on October 17, 1970 and October 17, 1984) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                  (iv) If requested by the Administrative Agent, the Collateral Agent shall have received (A) policies of flood insurance on the Mortgaged Properties as required by the Mortgages and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                  (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

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                                                                              49

                  (cc) Solvency Certificate. The Administrative Agent, the Federal Guarantor and the State Guarantor shall have received a certificate from the chief financial officer of Holdings substantially in the form of Exhibit N.

                  (dd) Insurance. The Administrative Agent shall have received insurance certificates evidencing maintenance of the insurance indicated on
Schedule 3.27 and compliance with the requirements of Section 5.7.

                  (ee) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct as of the Closing Date.

                  (ff) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loans to be made on the Closing Date.

                  (gg) Additional Matters. The Administrative Agent, the Federal Guarantor and the State Guarantor shall have received such additional documents, information and materials as the Administrative Agent, the Federal Guarantor or the State Guarantor, through the Administrative Agent, may reasonably request.

         4.2 Conditions to Drawings on the Cash Collateral Account. The disbursement of amounts held in the Cash Collateral Account on any date is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects, on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the disbursement requested to be made on such date.

                  (c) Principal EAF Construction Contracts. (i) Each of the Principal EAF Construction Contracts shall be in full force and effect (unless terminated in accordance with its terms other than as a result of a breach thereof by a Loan Party) and no party thereto shall be in material default thereunder and no condition shall then exist which would permit any party to terminate any such Principal EAF Construction Contract, unless the party entitled to terminate any such Principal EAF Construction Contract is a Loan Party and the event or default giving rise to such termination right could not reasonably be expected to have a Material Adverse Effect; (ii) no party to any Principal EAF Construction Contract shall have asserted in writing that such Principal EAF Construction Contract has ceased to be valid and binding and in full force and effect or that such party is no longer obligated to perform any of its material obligations under such Principal EAF Construction Contract;
(iii) each of the parties to the Principal EAF Construction Contracts shall have complied in all material respects with its covenants and obligations under the Principal EAF Construction Contracts, except for failures that could not reasonably be expected to have a Material Adverse Effect; (iv) no event or condition shall then exist (including without limitation an event of force majeure) which permits or requires any party to a Principal EAF Construction Contract to cancel, terminate (with the giving of notice if required) or suspend for a period of 15 days or more its performance under such Principal EAF Construction Contract in accordance with the terms thereof; and (v) there shall have been no change to or deviation from the Project Budget that could reasonably be expected to have a Material Adverse Effect.

                  (d) Drawdown Certificate. The Administrative Agent shall have received a certificate substantially in the form of Exhibit K which is dated not less than ten (10) Business Days prior to the date

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                                                                              50

such disbursement is requested to be made and is executed by a Responsible Officer and an authorized signatory of the Independent Technical Consultant.

                  (e) Non-acceptance of Officer Certificate. (i) In the event that the Independent Technical Consultant is unable to make the representations set forth in paragraph (b) of Exhibit K with respect to any requested disbursement from the Cash Collateral Account, the Borrower shall obtain from the Independent Technical Consultant a statement explaining the reasons therefor and deliver such statement to the Administrative Agent and the Federal Guarantor, and the Borrower shall amend the drawdown certificate to be delivered in accordance with paragraph (d) accordingly and, if such amended certificate is accepted and countersigned by the Independent Technical Consultant, the drawdown shall proceed as contemplated in the drawdown certificate, as revised, subject to compliance with the other conditions set forth in this Section 4.2.

                  (ii) If the Borrower does not agree with the determination of the Independent Technical Consultant that the representations set forth in paragraph (b) of Exhibit K are not true and if the Borrower is not prepared to revise its drawdown certificate accordingly (or if no revision to the certificate is sufficient to allow the Independent Technical Consultant to make the representations set forth in paragraph
         (b) of Exhibit K), the Administrative Agent shall, at the Borrower's expense, engage one of the consulting firms listed on Schedule 8.11 to review the matters in dispute and to render a decision with respect to thereto, which decision shall be binding on the Borrower, the Administrative Agent and the Lenders.

Each drawing by the Borrower on the Cash Collateral Account shall constitute a representation and warranty by the Borrower as of the date of such drawing that
(i) the applicable conditions contained in paragraphs (a), (b) and (c) of this
Section 4.2 have been satisfied and (ii) the representations and warranties of the Borrower contained in the drawdown certificate delivered by it in accordance with paragraph (d) of this Section 4.2 are true and correct on and as of the date of such drawing as if made on and as of such date. If the conditions precedent to such disbursement from the Cash Collateral Account have been satisfied, the Administrative Agent shall disburse from the Cash Collateral Account the amount of the requested draw (i) in the manner directed in the construction invoices submitted to the Administrative Agent in connection with such draw or (ii) to the extent the Borrower has presented satisfactory evidence of its previous payment of submitted invoices, to the account of the Borrower.

                        SECTION 5. AFFIRMATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

         5.1 Financial Statements. Furnish to the Administrative Agent, the Federal Guarantor, the State Guarantor and each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated and consolidating balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, in the case of the consolidated balance sheet and consolidated statements of income and cash flows, reported on without a "going concern" or like qualification or exception, or any qualification in any other respect (except for qualifications relating to changes in accounting principles with which such accountants concur), by PricewaterhouseCoopers or other independent certified public accountants of nationally recognized standing;

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                                                                              51

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated and consolidating balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  (c) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of Holdings (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (d) as soon as available, but in any event not later than 15 days after receipt thereof, a copy of all annual and quarterly financial statements received with respect to the Joint Ventures.

All such financial statements referred to in paragraphs (a), (b) and (c), and except as disclosed by the Borrower concurrently with delivery thereof, to the best of Borrower's knowledge without independent investigation all such financial statements referred to in paragraph (d), shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

         5.2      Certificates; Other Information. Furnish:

                  (a) to the Administrative Agent, the Federal Guarantor, the State Guarantor and each Lender, concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) to the Administrative Agent, the Federal Guarantor, the State Guarantor and each Lender, not later than 45 days after the end of each fiscal year of Holdings and concurrently with the delivery of any financial statements pursuant to Section 5.1(b), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied in all material respects every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Ratio and Compliance Certificate containing all information and calculations referred to therein as of the last day of the fiscal quarter or fiscal year of Holdings, as the case may be (in the case of financial ratios calculated within 45 days of Holdings' fiscal year-end, subject to normal year-end audit adjustments), and (iii) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (iii) (or, in the case of the first such report so delivered, since the Closing Date); provided that if Holdings' year-end audit shall entail any adjustment which would render the year-end Ratio and Compliance Certificate previously delivered pursuant to clause (ii) hereof inaccurate, then Holdings shall furnish a new Ratio and Compliance

Certificate with respect to the fiscal year most recently ended concurrently with the delivery of the financial statements referred to in Section 5.1(a);

                  (c) to the Administrative Agent, the Federal Guarantor, the State Guarantor and each Lender, as soon as available, and in any event no later than the start of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the end of such fiscal year, the related consolidated and consolidating statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that as of such date such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) to the Administrative Agent, the Federal Guarantor, the State Guarantor and each Lender, within 45 days after the end of each fiscal quarter of Holdings, a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (e) to the Administrative Agent, the Federal Guarantor and the State Guarantor, no later than (i) 15 days prior to the effectiveness of any proposed amendment, supplement, waiver or other modification with respect to any Plan of Reorganization Indebtedness, the RDL Deferred Payment Agreement, the Master Labor Agreement, the Constitutive Documents, the Danieli Construction Contract or the Principal EAF Construction Contracts, notice and a description of such proposed amendment, supplement, waiver or modification and (ii) 5 days prior to the effectiveness thereof, a copy of a substantially final draft of such proposed amendment, supplement, waiver or other modification;

                  (f) to the Administrative Agent, the Federal Guarantor, the State Guarantor and each Lender, within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC;

                  (g) to the Administrative Agent, the Federal Guarantor, the State Guarantor and each Lender, no later than 30 days after the end of each fiscal year of Holdings, a certificate of a Responsible Officer of Holdings, with such supporting information as may be reasonably requested by the Administrative Agent, certifying whether Holdings and its Subsidiaries are in compliance with Section 5.11 (and, if Holdings and its Subsidiaries are not in compliance with Section 5.11 at such time, such certificate shall include a statement as to the nature of such non-compliance and the steps being taken by Holdings and its Subsidiaries to remedy the same);

                  (h) to the Administrative Agent, concurrently with the delivery of the same, copies of each Borrowing Base Certificate (as defined in the Revolving Loan Agreement) sent to any agent or lender under the Revolving Loan Agreement;

                  (i) to the Administrative Agent, concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of a Responsible Officer of Holdings in the form of Exhibit O or a written confirmation that there has been no change in the information required by Exhibit O since the date of the most recent certificate delivered pursuant to this Section 5.2(i); and

                  (j) to the requesting party, promptly, such additional financial and other information as the Agent, any Lender, any Permitted Participant, the Federal Guarantor or the State Guarantor may from time to time reasonably request.

         5.3 Project Reports. (a) Not later than 10 days following the end of each calendar month occurring prior to the month in which the Performance Acceptance Date falls, furnish to the Administrative Agent, each Lender, the Federal Guarantor, the State Guarantor and the Independent Technical Consultant a report executed by a Responsible Officer of the Borrower (i) specifying the amount of costs expended in connection with the construction of the Electric Arc Furnace since the Closing Date and during the preceding calendar month and the amount of construction costs estimated to be incurred up to and including the Physical Completion Date, (ii) providing an assessment of the overall construction progress start-up testing and operating performance of the Electric Arc Furnace since the date of the last report and since the Closing Date, together with an assessment of how such progress compares to the respective construction schedules, (iii) specifying estimated dates for the Physical Completion Date and Performance Acceptance Date, (iv) providing a detailed description of any and all material problems (including but not limited to actual and anticipated cost overruns, if any) encountered or anticipated in connection with the construction of the Electric Arc Furnace since the date of the last report, together with an assessment of how such problems may affect the construction schedule and a detailed description of the proposed solutions to any such problems and (v) providing a discussion or analysis of such other matters related to the Electric Arc Furnace as the Administrative Agent or the Independent Technical Consultant may reasonably request. Such report may refer to the applicable provisions of any monthly report prepared by the Construction Manager for the benefit of the Borrower to the extent such report provides any of the information required by this Section 5.3, provided that the Responsible Officer certifies that to the best of his or her knowledge the applicable provisions of such monthly report are accurate in all material respects.

                  (b) Not later than 15 days after the end of each month occurring prior to the month in which the Performance Acceptance Date falls, furnish a progress report of the Independent Technical Consultant. In such report the Independent Technical Consultant shall provide its analysis with respect to those items set forth in clauses (i) through (iv) of paragraph (a) above (including an explanation of any variances between the amounts expended by the Borrower with respect to the Electric Arc Furnace during the preceding month and since the Closing Date versus the amounts projected to have been expended during such periods pursuant to the Project Budget) as well as an analysis of such other matters related to the Electric Arc Furnace as the Administrative Agent may reasonably request.

         5.4 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

         5.5 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.6 Maintenance of Property. Keep all property useful and necessary in its business in good working order and condition.

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                                                                              54

         5.7 Insurance. (a) Required Insurance. The Borrower shall at all times maintain with insurance companies rated "A-" or better by AM Best's Rating Service, or another reputable industry equivalent the following minimum insurance policies:

                  (i) From and after the Closing Date until the Physical Completion Date has occurred, Construction All Risk Insurance subject to customary "all risk" forms including flood, earth movement, hazardous waste, transit, comprehensive boiler, turbine and machinery and operational testing insurance covering physical loss or damage with respect to the Electric Arc Furnace including (A) coverage for the buildings, structures, furnace, boiler and machinery, equipment facilities, fixtures and other properties constituting a part of the Electric Arc Furnace (including equipment in which the Borrower has an insurable interest), (B) coverage for removal of debris, (C) transit coverage, including ocean marine coverage, if applicable (unless insured by the supplier), and (D) off-site coverage. Delay in start-up insurance with respect to the Electric Arc Furnace will be required with limits reflective of twelve (12) months fixed and continuing expenses and the debt service specifically associated with the outstanding principal amount of the Loans for the construction of the Electric Arc Furnace, provided that the applicable policy may provide that the insurance proceeds will not be payable with respect to up to the first 45 days of each delay (or the first 90 days in the case of substations).

                  Such policy shall at all times insure an amount not less than the full replacement cost of the Electric Arc Furnace and shall be in such form as shall be reasonably satisfactory to the Administrative Agent; provided, however, that flood and earthquake coverage each may be subject to an annual aggregate limit of at least $100,000,000 to the extent reasonably available, but in no event less than $25,000,000, and transit and off-site coverage shall be in an amount equal to full replacement cost. Deductibles for flood and quake not to exceed 2.0%.

                  These policies shall be written on a no coinsurance basis and (if available on a commercially reasonable basis) shall provide from and after the Physical Completion Date for "single interest excess of loss" or "stipulated loss" insurance in an amount equal to the negative difference (if any) between the then outstanding amount of the Loan attributable to the Electric Arc Furnace and the replacement cost of the Electric Arc Furnace.

                  These policies shall also be endorsed to provide that (A) losses shall be adjusted as provided in Section 5.7, (B) the Administrative Agent is included as an additional insured, as its interests may appear, but shall not be liable for the payment of any premiums, and (C) any payment thereunder for loss or damage shall be made to the Collateral Agent, as sole loss payee. The policies may provide for deductible amounts of up to $500,000 per occurrence with $1,000,000 for testing and commissioning (as available on a commercially reasonable basis), unless otherwise agreed by the Administrative Agent;

                  (ii) From and after the Closing Date until the Physical Completion Date, a Pollution Legal Liability policy with limits of no less than $10,000,000 per occurrence and in the aggregate with a deductible of no more than $1,000,000.

                  (iii) From and after the Closing Date until the date on which all Loans have been paid in full, "all risk" property insurance (to the extent not duplicative of the construction all risk insurance obtained pursuant to clause (i) above), such "all risk" property insurance to be subject to customary "all risk" forms including, in each case, flood, earth movement, transit, comprehensive boiler, turbine and machinery and operational testing insurance covering physical loss or damage with respect to properties of the Borrower and its Subsidiaries, including
         (A) coverage for the buildings, structures, furnace, boiler and machinery, equipment facilities, fixtures and other properties of the Borrower and its Subsidiaries (including equipment in which the Borrower or any of its Subsidiaries has an insurable interest), (B) coverage for the inventory of the Borrower and its Subsidiaries, (C) coverage for removal of debris, (D) transit coverage, including ocean marine coverage, if applicable (unless insured by the supplier), and
         (E) off-site coverage. Insurance will be carried in such amounts, against such risks and with such terms (including co-insurance, deductibles, limits of liability and loss payment provisions) consistent with reasonable and prudent industry practice but in any event from 11/01/03 such policies shall at all times insure an amount not less than the greater of the Probable Maximum Loss (as calculated by an independent third party and subject to the approval of the administrative agent) or $250,000,000, and carry replacement cost values, and shall be in such form as shall be reasonably satisfactory to the Administrative Agent; provided, however, that (A) flood and earthquake coverage each may be subject to an annual aggregate limit of at least $100,000,000 to the extent reasonably available, but in no event less than $25,000,000, and (B) transit and off-site coverage shall be in an amount equal to full replacement cost.

                  The policy shall be written on a no coinsurance basis and shall provide from and after the Physical Completion Date that the Electric Arc Furnace must be covered under the Property Insurance Program described in this section at full replacement cost value. The policy shall also be endorsed to provide that (A) losses shall be adjusted as provided in Section 5.7(b), (B) the Collateral Agent (for the benefit of the Administrative Agent) is included as an additional insured, as its interests may appear, but shall not be liable for the payment of any premiums, and (C) any payment thereunder for loss or damage shall be made to the Collateral Agent, as sole loss payee, except for payments thereunder for loss or damage with respect to inventory which shall be made to the inventory and receivables security agent under the Revolving Loan Agreement (for purposes of this Section 5.7, the "Inventory and Receivables Security Agent"), as sole loss payee. The policies may provide for deductible amounts of up to $2,000,000 per occurrence, unless otherwise agreed by the Administrative Agent.

                  (iv) From and after the Closing Date until the date on which all Loans have been paid in full, business interruption insurance, in such form as shall be reasonably satisfactory to the Administrative Agent and with limits in amounts sufficient to cover scheduled payments on all Indebtedness and continuing expenses of the Borrower and its Subsidiaries during a period of at least twelve months; provided that the applicable policy may provide that the insurance proceeds will not be payable with respect to up to the first 30 days of each business interruption with the Collateral Agent (for the benefit of the Administrative Agent) and the Inventory and Receivables Security Agent as loss payees as their interests may appear.

                  (v) During construction and for operations, comprehensive or commercial general liability insurance on an "occurrence" basis or a "claims made" basis, against claims for "bodily injury" and "property damage" occurring on, in or about the properties of the Borrower and its Subsidiaries and the adjoining streets, sidewalks and passageways, in a minimum amount of $2,000,000 coverage per occurrence with respect to personal injury or death to any one or more persons or damage to property; $2,000,000 products/completed operations aggregate; and $4,000,000 general aggregate, which insurance shall (i) be in such form as shall be reasonably satisfactory to the Administrative Agent, (ii) contain "broad form" and other endorsements covering, among other things, products and completed operations, contractual liability, broad form property damage, explosion, collapse and underground hazards, and
         (iii) be endorsed to include the Administrative Agent as additional insured, as its interests may appear.

                  (vi) From and after the Closing Date until the date on which all Loans have been paid in full, business automobile liability insurance against claims for bodily injury, death or property damage arising out of the use of all owned, non owned and hired vehicles by the Borrower and its Subsidiaries and their its agents and employees, including loading and unloading, such insurance to be in the amount of at least $1,000,000 coverage per occurrence with respect to bodily injury or death to one or more persons or damage to property and to be in such form as shall be reasonably satisfactory to the Administrative Agent.

                  (vii) From and after the Closing Date until the date on which all Loans have been paid in full, workers' compensation insurance as required by local law, or if allowed under local law the Borrower shall have the option to become a "qualified" self-insurer, approved by the appropriate regulatory authorities in the relevant jurisdiction with a maximum self-insured retention of $1,000,000 per occurrence. If Borrower becomes a "qualified" self-insurer then supplementary workers' compensation coverage providing full statutory limits over the self-insured retention shall be purchased (where required by state statute). Employers liability insurance with a minimum limit of $1,000,000 per occurrence shall be carried.

                  (viii) From and after the Closing Date until the date on which all Loans have been paid in full, excess "umbrella" liability insurance on an "occurrence" basis or, subject to the proviso to this paragraph
         (viii), a "claims made" basis against risks of the types described in clauses (iv) and (v) above and in excess of the employers liability insurance (but excluding workers compensation) described in clause
         (vii) above, in an amount which results in a combined amount of primary and excess insurance required hereby of not less than $50,000,000 for any occurrence and not less than $50,000,000 in the aggregate on an annual basis and in such form as shall be satisfactory to the Administrative Agent; provided that if such insurance is written on a "claims made" basis and the policy is not renewed, the Borrower shall obtain for such policy an extended reporting period coverage or "tail" of at least three years past the final day of coverage of such policy and shall provide the Administrative Agent with evidence that such extended reporting period coverage or "tail" has been obtained.

                  Insurance required in clauses (v), (vi), (vii) and (viii) may be provided with a combination of primary and excess policies as long as the combined limits equal the per occurrence and aggregate limit required herein.

                  (ix) Such additional insurance as shall be required pursuant to the provisions of the Principal EAF Construction Contracts with the contractors' insurance naming both the Borrower and the Collateral Agent as additional insureds and, where applicable, the Collateral Agent as loss payee.

                  Notwithstanding the requirements stated above, in the event any insurance (including the limits or deductible thereof) required to be maintained pursuant to clause (viii) above shall not be available and commercially feasible in the commercial insurance markets (taking into account in determining "commercial feasibility" the Borrower's obligations under the Loan Documents and the Principal EAF Construction Contracts and its ability to self-insure without impairing its ability to make scheduled payments on its Indebtedness), the Required Lenders agree to waive such requirement to the extent the maintenance thereof is not so available, provided, however, that (i) the Borrower shall first request any such waiver in writing, which request shall be accompanied by written reports prepared by two independent insurance advisors of recognized national standing (one of which may be the Borrower's insurance advisor and one of which may be the Lenders' insurance consultant) certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for similar steel mill projects (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions, the form and substance of such reports to be reasonably satisfactory to the Required Lenders; (ii) at any time after the granting of any such waiver (but not more than twice in each calendar year), the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent within 30 days after such request, supplemental reports reasonably acceptable to the Required Lenders from such insurance advisors updating their prior reports and reaffirming such conclusion; and (iii) any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market, it being understood that the failure of the Borrower to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence.

                  (b) Policy Provisions. All insurance policies maintained in accordance with clauses (i), (ii) or (iii) of paragraph (a) of this Section 5.7
(i) shall contain either the New York standard mortgagee clause or 438 BFU and
(ii) shall provide that so long as no Event of Default shall have occurred and be continuing, property losses, if any, shall be adjusted with the Borrower and shall be made payable to the Borrower or its order, except that as to any insured loss in excess of $1,000,000, such loss shall be adjusted with the Borrower but final settlement will be made with the concurrence of the Administrative Agent or, with respect to payments on account of coverage described in paragraph (a)(iii)(B) above, the Inventory and Receivables Security Agent, which concurrence shall not be unreasonably withheld, and shall be payable solely to the Administrative Agent or the Inventory and Receivables Security Agent, as applicable. All insurance policies maintained in accordance with this Section 5.7 (i) shall provide that no cancellation, termination or material change in such insurance shall be effective until at least 30 days (10 days in the case of non-payment of premium) after the insurer shall have given written notice thereof to the Administrative Agent and Collateral Agent and, with respect to policies maintained in accordance with paragraph (a)(iii)(B) above, the Inventory and Receivables Security Agent, (ii) except for the insurance referred to in clause (vi) of paragraph (a) above, shall contain a waiver of any rights of subrogation of the insurer against the Administrative Agent or the Collateral Agent or, with respect to payments on account of coverage described in paragraph (a)(iii)(B) above, the Inventory and Receivables Security Agent and a waiver of any rights of the insurer to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Administrative Agent and the Collateral Agent or the Inventory and Receivables Security Agent, as applicable, (iii) in the case of the insurance referred to in clauses (iv) and (vii) of paragraph (a) above, shall provide that all the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Borrower) shall operate in the same manner as if there were a separate policy covering each such insured, without right of contribution from any other insurance which may be carried by any insured covering a loss which is also covered under the insurance policies maintained by the Borrower pursuant to this Section 5.7, and (iv) shall provide that the Administrative Agent, the Collateral Agent and the Inventory and Receivables Security Agent, as additional insureds and loss payees, where applicable, shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance. The Borrower shall be solely responsible for any deductibles, coinsurance, retained risk or risk sharing under all insurance policies.

                  (c) Reports, Etc. The Borrower will advise the Administrative Agent and the Lenders in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Borrower which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Borrower pursuant to this Section 5.7. The Borrower will also deliver to the Administrative Agent, promptly upon request and in any event within 30 days after the end of each fiscal year of the Borrower, a certificate signed by an authorized officer of an independent insurance broker of recognized national standing (x) attaching certificates of all insurance policies relating to the Borrower and stating that all premiums then due thereon have been paid and that the same are in full force and effect and (y) stating that such insurance policies comply with the requirements of this Section 5.7. If requested by the Administrative Agent, the Borrower will either (i) deliver copies of such insurance policies to the Administrative Agent or (ii) make such policies available for examination by the Administrative Agent at the offices of the Borrower.

                  (d) Other Insurance. (i) Nothing in this Section 5.7 shall prohibit the Borrower from maintaining, at its expense, insurance on or with respect to the Electric Arc Furnace or its properties or business, naming the Borrower as insured and/or loss payee, unless such insurance would conflict with or otherwise limit the availability of insurance required to be maintained under
Section 5.7(a); provided that such insurance shall not reduce the amount of insurance proceeds that would be payable to the beneficiaries pursuant to policies of insurance maintained under Section 5.7(a) and the Borrower shall have obtained and delivered evidence satisfactory to the Administrative Agent to such effect.

                  (e) Principal EAF Construction Contracts. With respect to any performance bond or payment bond required by the Borrower or any Subsidiary to be provided by any counterparty to a Principal EAF Construction Contract, the Borrower shall use its reasonable efforts to cause the Administrative Agent to be named a co-obligee thereof and with respect to any liability insurance required to be maintained by any counterparty under any Principal EAF Construction Contract, the Borrower shall use its reasonable efforts to cause the policy to be endorsed to include the Administrative Agent as additional insured, as its interests may appear.

                  (f) Additional Insurance. The Administrative Agent reserves the right to require the provision of additional insurance over the term of this Agreement, subject to insurance being available on a commercially reasonable basis, as may be required from time to time for insurable risks which may arise in the course of business operations.

         5.8 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine, copy and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

         5.9 Notices. Promptly give notice to the Administrative Agent, each Lender, the Federal Guarantor, the State Guarantor and each Permitted Participant of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) (i) any litigation or proceeding affecting any Group Member (A) in which the amount involved is $1,000,000 or more and not covered by insurance (and with respect to which there is no dispute as to coverage), (B) in which injunctive or similar relief is sought or (C) which relates to any Loan Document (for purposes of this paragraph, in each case "Material Litigation") and (ii) any material adverse development with respect to Material Litigation;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows thereof: (i) the occurrence of any Reportable Event not set forth on Schedule 3.13 with respect to any Plan (other than a Multiemployer Plan), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any

Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; or (iii) any judicial or regulatory determination that the WHX pension plan is not a Single Employer Plan;

                  (e) any material default or event of default by a counterparty under any Principal EAF Construction Contract that, if not cured by such party, could reasonably be expected to cause (i) the remaining construction costs expected to be incurred with respect to the Electric Arc Furnace to exceed the Available Construction Funds or (ii) the Physical Completion Date or the Performance Acceptance Date not to occur on or prior to the Targeted Physical Completion Date or the Targeted Performance Acceptance Date, respectively;

                  (f) (i) any adverse change in any credit rating assigned by S&P, Moody's or nationally recognized rating agency to Holdings, any Subsidiary of Holdings or any obligations thereof or (ii) any pending or threatened strike, boycott, work stoppage or other material labor dispute against any Group Member;

                  (g) the following events, as soon as possible and in any event within ten days after any Group Member knows or has reason to know thereof: (i) any development, event, or condition that, individually or in the aggregate with other related developments, events or conditions, could reasonably be expected to result in a Material Environmental Loss; (ii) any written notice that any Governmental Authority may deny any application for a material Environmental Permit sought by, or revoke or refuse to renew any material Environmental Permit held by any Group Member; and (iii) any Governmental Authority has identified any Group Member as a potentially responsible party under any Environmental Law for the cleanup of Materials of Environmental Concern at any location, whether or not owned, leased or operated by any Group Member, which could result in a Material Environmental Loss; and

                  (h) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.9 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

         5.10 Guarantee Requirements. (a) Comply in all material respects with the terms, requirements and conditions of the Federal Guarantee applicable to it and furnish the Administrative Agent with (i) all information regarding the Borrower as may be needed by the Administrative Agent to comply with its obligations under the Federal Guarantee, including Sections 3.4, 5.3 and 5.4 thereof and (ii) prompt written notice of (A) any change in the ownership or senior management of the Borrower, (B) any strike or work stoppage or other material labor disruption experienced by the Borrower and (C) any material damage to or other material production disrupting problem with any of the production units of the Borrower, in each case with a copy to the Federal Guarantor. The Borrower shall execute such documents and take such actions as the Federal Guarantor (through the Administrative Agent) may request.

                  (b) Comply in all material respects with the terms, requirements and conditions of the State Guarantee applicable to it (including payment of the annual fees set forth therein to the extent not paid in advance on the Closing Date) and furnish the Administrative Agent with all information regarding the Borrower as may be needed by the Administrative Agent to comply with its obligations under the State Guarantee.

         5.11 Environmental Laws. (a) Comply in all material respects with, undertake reasonable efforts to and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and undertake reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits necessary for their respective operations. For the avoidance of doubt, such compliance shall include, without limitation, with respect to the Borrower's facility in Mingo Junction, Ohio: (i) diligently seeking to obtain from the Ohio Environmental Protection Agency a final major source operating permit under Title V of the federal Clean Air Act Amendments of 1990; (ii) diligently seeking to obtain from the Ohio Environmental Protection Agency a final permit to install with respect to air emissions for the Electric Arc Furnace; and (iii) diligently seeking to obtain from the Ohio Environmental Protection Agency a National Pollution Discharge Elimination System Permit under the federal Clean Water Act that addresses wastewater discharges associated with the Electric Arc Furnace.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws; provided, however, that Holdings and the Borrower shall not be deemed in violation of this Covenant if Holdings or the Borrower promptly challenges in good faith any such order or directive of any Governmental Authorities in a manner consistent with all applicable Environmental Laws and any applicable Requirement of Law, and pursues such challenge or challenges diligently, and the outcome of such challenges, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries or to materially affect any real property owned or leased by any of them; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Materials of Environmental Concern in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, the Borrower or any of its Subsidiaries; provided, however, that Holdings and Borrower shall be deemed not to be in violation of this Section 5.11(c) if Holdings and the Borrower effect a prompt response that is diligently pursued, consistent with principles of prudent environmental management and all applicable Environmental Laws, to any condition resulting from what would otherwise be a breach of this covenant, and such conditions (including such response) could not reasonably be expected to result in a Material Environmental Loss.

         5.12 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (x) any property described in paragraph (b) or (c) below, (y) any property subject to a Lien expressly permitted by Section 6.3(g) and (z) any property included as collateral under the Senior Current Asset Security Agreement) as to which the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Security Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be reasonably required by the Security Documents or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any (i) of the leasehold interests in real property set forth on Schedule 5.12(b) (the "Leasehold Mortgaged Properties") hereto where the landlord under the applicable lease consents to the imposition of a mortgage Lien on such leasehold interests, or (ii) fee interest in any real property having a value (together with improvements thereof) of at least $250,000 acquired after the Closing Date by any Group Member (other than any such real property subject to a Lien expressly permitted by Section 6.3(g)), promptly (i) execute and deliver a first priority Mortgage, in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, covering such real property in form and substance reasonably satisfactory to the Administrative Agent, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. With respect to each of the Leasehold Mortgaged Properties, the Borrower shall use commercially reasonable efforts to obtain the consent of the applicable landlord to the Lien of a Mortgage within 30 days following the Closing Date.

                  (c) With respect to any new Subsidiary created or acquired after the Closing Date by any Group Member and each of Consumers Mining, Monessen Southwestern Railway or WP Coal which after the Closing Date ceases to be an Inactive Subsidiary, promptly (i) execute and deliver to the Collateral Agent such amendments to the Security Agreement as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiary that is owned by any Group Member, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such Subsidiary (A) to execute a guarantee agreement with respect to the Obligations substantially in the form of the Affiliate Guarantee Agreement, (B) to become a party to the Security Agreement and Junior Current Asset Security Agreement, (C) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Administrative Agent and the Lenders a perfected first priority security interest in the Collateral described in the Security Agreement and a perfected second priority security interest in the Collateral described in the Junior Current Asset Security Agreement with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement and Junior Current Asset Security Agreement or by law or as may be reasonably requested by the Administrative Agent and (D) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any Additional Principal Contract entered into by a Group Member, promptly assign as security to the Collateral Agent for the benefit of the Administrative Agent and the Lenders the relevant Group Member's right, title and interest in, to and under, and to use reasonable best efforts to cause the other party or parties to such Additional Principal Contract to execute and deliver to the Collateral Agent a consent to assignment with respect thereto.

         5.13 Guarantor Audits. Permit periodic audits, conducted at the request of the Federal Guarantor, by the General Accounting Office of the United States and an independent auditor acceptable to the Federal Guarantor.

         5.14 Interest Payment Support. (a) Within two Business Days of any drawing on the Interest Reserve Letter of Credit (including each drawing in accordance with Section 2.9(c)), cause (i) the Interest Reserve Letter of Credit to be reinstated in an amount equal to the Required Stated Amount and (ii) notice of such reinstatement to be sent to the Administrative Agent in accordance with the terms of the Interest Reserve Letter of Credit.

                  (b) On or before the date which is 100 days prior to the expiry of the Interest Reserve Letter of Credit (such day 100 days prior to such expiry, the "Early Drawing Date"), cause the Interest Reserve Letter of Credit to be extended or replaced with a new Interest Reserve Letter of Credit having a later expiry date. Any replacement Interest Reserve Letter of Credit shall (i) have terms substantially identical to those set forth in the Interest Reserve Letter of Credit issued on the Closing Date, (ii) be issued for the Required Stated Amount and (iii) be issued by a financial institution having a letter of credit rating of at least AA/Aa2. Notwithstanding any other remedies provided for in this Agreement, it is agreed that in the event the Interest Reserve Letter of Credit is not replaced or renewed prior thereto the Administrative Agent shall draw on the Interest Reserve Letter of Credit on the Early Drawing Date for the maximum amount then available thereunder.

         5.15 Required Deposits. (a) On the date which is 90 days prior to the date on which an installment of principal (such installment, the "Next Future Installment") is required to be paid in accordance with Section 2.3, the Borrower shall deposit with the Administrative Agent for the benefit of the Lenders an amount equal to the principal amount of such Next Future Installment.

                  (b) On the date which is 90 days prior to the Reoffering Date, the Borrower shall deposit with the Administrative Agent for the benefit of the Lenders an amount equal to the then outstanding principal amount of the Loans unless on or prior to such date the Loans shall have been purchased in accordance with Section 2.18(b).

                  (c) Upon receipt of any amount deposited with the Administrative Agent pursuant to paragraphs (a) or (b) above, the Administrative Agent shall immediately apply such amount ratably to the principal amount then outstanding under each Facility in accordance with Section 2.12 (notwithstanding that such amount is not yet due and payable by the Borrower pursuant to Section
2.3 or Section 2.18(c), as applicable). In the case of deposits made pursuant to paragraph (a), upon such application by the Administrative Agent, the Next Future Installment shall be deemed to have been paid to the extent of such deposited amount.

         5.16 Debarment and Suspension. Acknowledge that the Federal Guarantee is covered under regulations concerning government-wide debarment and suspension (nonprocurement) (13 C.F.R. Section 400.109) and at all times comply with such Regulations.

         5.17 Further Assurances. Promptly execute and deliver all instruments and documents, and take all further action that may be necessary in the Administrative Agent's, the Federal Guarantor's or the State Guarantor's reasonable judgment in order to more fully effect the purposes of this Agreement or any other Loan Document, or to protect and more fully evidence, exercise and enforce the rights of the Administrative Agent, the Lenders, the Federal Guarantor and the State Guarantor under the Loan Documents.

                         SECTION 6. NEGATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         6.1      Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

         Fiscal Quarter                        Consolidated Leverage Ratio
         --------------                        ---------------------------
March 31, 2005 and June 30, 2005                         4.00 to 1.0
September 30, 2005 and thereafter                        3.50 to 1.0

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ended on or after March 31, 2005 to be less than 3.00 to 1.0.

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

               Fiscal Quarter                      Consolidated Fixed Charge Coverage Ratio
               --------------                      ----------------------------------------
 March 31, 2005 through December 31, 2005                         1.20 to 1.0
 March 31, 2006 and thereafter                                    1.30 to 1.0

provided that if on any date prior to January 1, 2005 the Borrowing Availability shall be less than $50,000,000, then the Consolidated Fixed Charge Coverage Ratio for the period of the four most recently completed fiscal quarters (or, if less, the number of full consecutive fiscal quarters subsequent to the Closing
Date) shall be at least 1.00 to 1.0 as set forth in the most recently delivered Ratio and Compliance Certificate.

                  (d) Minimum Borrowing Availability. Permit Borrowing Availability on any date to be less than $25,000,000.

         6.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of the Borrower to any Wholly Owned Subsidiary Guarantor and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Wholly Owned Subsidiary Guarantor; provided, that prior to the making of the first such intercompany loan (i) Borrower shall have executed and delivered to each such Wholly Owned Subsidiary Guarantor, and each such Wholly Owned Subsidiary Guarantor shall have executed and delivered to Borrower or each other Wholly Owned Subsidiary Guarantor a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by Borrower to such Wholly Owned Subsidiary Guarantor or by such Wholly Owned Subsidiary Guarantor to Borrower or such other Wholly Owned Subsidiary Guarantor, which Intercompany Notes shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Collateral Agent pursuant to the Security Agreement as additional collateral security for the Obligations and the other obligations referred to therein; (ii) Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to the Administrative Agent; (iii) the obligations of Borrower under any such Intercompany Notes shall be subordinated to the Obligations of Borrower hereunder in a manner reasonably satisfactory to the Administrative Agent; (iv) at the time any such intercompany loan or advance is made by Borrower, and after giving effect thereto, Borrower shall be Solvent;
(v) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (vi) the aggregate amount of such intercompany loans owing by Borrower to all such Wholly Owned Subsidiary Guarantors and between Wholly Owned Subsidiary Guarantors shall not exceed

$5,000,000 at any one time outstanding; and (vii) the aggregate balance of all such intercompany loans owing to Borrower shall not exceed $1,000,000 at any time;

                  (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor permitted by this Agreement;

                  (d) Indebtedness outstanding on the date hereof and listed on
Schedule 6.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing the committed amount or shortening the maturity thereof);

                  (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.3(g) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

                  (f) Indebtedness of the Borrower in respect of any Profit Sharing Notes;

                  (g) Indebtedness of the Borrower or any of its Subsidiaries in connection with Swap Agreements permitted pursuant to Section 6.12;

                  (h) Indebtedness of any Loan Party in respect of the Revolving Loan Agreement and any refinancings, refundings, renewals or extensions thereof (without increasing the committed amount or shortening the maturity thereof);

                  (i) Indebtedness of any Loan Party in respect of the EAF Supplemental Loan Agreement;

                  (j) the Plan of Reorganization Indebtedness and any refinancings, refundings, renewals or extensions thereof (without increasing the committed amount or shortening the maturity amount thereof); and

                  (k) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $10,000,000 at any one time outstanding.

         6.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

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                                                                              65

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 6.3(f), securing Indebtedness permitted by Section 6.2(d), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 6.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens created pursuant to the Security Documents;

                  (i) Liens granted pursuant to the Senior Current Asset Security Agreement securing obligations incurred under the Revolving Loan Agreement;

                  (j) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (k) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $10,000,000 at any one time.

         6.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor other than WP Steel Venture (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor other than WP Steel Venture (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.5; and

                  (c) any Investment expressly permitted by Section 6.8 may be structured as a merger, consolidation or amalgamation.

         6.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

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                                                                              66

                  (c) Dispositions permitted by clause (i) of Section 6.4(b);

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor other than WP Steel Venture; and

                  (e) the Disposition of other property having a fair market value not to exceed $15,000,000 in the aggregate during the term of this Agreement.

         6.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (b) Holdings may purchase or otherwise acquire from any qualified participant in (i) the WHX employee stock ownership plan ("WHX ESOP"), Capital Stock of WHX received by such individual in a distribution from such WHX ESOP, provided that such purchase is made pursuant to a put option contained in the governing documents for the WHX ESOP, and further provided that the aggregate amount of all the Restricted Payments made under this clause (i) shall not exceed $3,000,000 in the aggregate during the term of this Agreement and
(ii) any other Holdings employee stock ownership plan, Capital Stock of Holdings and Profit Sharing Notes received by such individual in a distribution from such employee stock ownership plan provided that the aggregate amount of all Restricted Payments made under this clause (ii) shall not exceed $500,000 in any fiscal year;

                  (c) WP Steel Venture may make Restricted Payments to Holdings; and

                  (d) the Borrower may make Restricted Payments to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business (including expenses incurred in connection with insurance, director compensation and professional and accounting services) not to exceed $2,500,000 in any fiscal year and (ii) pay any taxes that are due and payable by Holdings and the Borrower as part of a consolidated group.

         6.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except:

                  (a) Capital Expenditures relating to the construction of the Automatic Roll Changer System in an aggregate amount not to exceed (i) prior to April 1, 2004, $7,475,000 or (ii) from and after April 1, 2004 and together with any expenditures prior to April 1, 2004, $20,000,000; provided that the Borrower may not make any Capital Expenditures pursuant to clause (ii) unless and until such time as the Administrative Agent is reasonably satisfied that the performance of the Borrower is generally consistent with the projected performance of the Borrower for a period of three consecutive fiscal quarters (or such shorter period as has elapsed since the Closing Date) as set forth in the Confidential Information Memorandum or, with respect to fiscal quarters subsequent to that ended December 31, 2004, as set forth in the Projections delivered to the Administrative Agent pursuant to Section 5.2 which are generally consistent with the related annual projections contained in the Confidential Information Memorandum;

                  (b) Capital Expenditures relating to the construction of the Allenport Cold Mill Improvements in an aggregate amount not to exceed $12,000,000;

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                                                                              67

                  (c) Capital Expenditures relating to the construction of the Electric Arc Furnace in an aggregate amount not to exceed Available Construction Funds; and

                  (d) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not relating to the construction of the Automatic Roll Changer System, the Allenport Cold Mill Improvements or the Electric Arc Furnace and not exceeding for any fiscal year of the Borrower the amount set forth for such fiscal year in Schedule 6.7; provided, that (i) up to 50% of any such amount referred to in Schedule 6.7, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year (but not further), (ii) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (i) above and (iii) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount shall not be counted in determining compliance with this Section 6.7.

         6.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business in a manner consistent with the Existing Credit Policies;

                  (b) investments in Cash Equivalents;

                  (c) Guarantee Obligations permitted by Section 6.2;

                  (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $1,000,000 at any one time outstanding;

                  (e) Investments in assets having a function similar to those subject to a Reinvestment Event made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (f) intercompany Investments by any Group Member in the Borrower or any Person other than WP Steel Venture that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

                  (g) Investments made in accordance with Section 6.6(b); and

                  (h) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed (i) $5,000,000 in any fiscal year or (ii) $25,000,000 in the aggregate during the term of this Agreement; provided, that immediately after giving effect to any such Investment (including any Indebtedness incurred or assumed in connection therewith), (A) the Borrower shall be in pro forma compliance with the covenants set forth in Section 6.1 as of the end of the most recently completed period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.1 as if such Investment had been made (and such Indebtedness incurred) at the beginning of such period and (B) in the case of an Investment in an amount equal to or greater than $5,000,000, either (I) the business operations to be acquired shall have had positive EBITDA (calculated in the same manner set forth in the definition "Consolidated EBITDA") for the period of 12 months immediately prior to the consummation of such Investment or (II) after giving effect to the Investment (and any Indebtedness incurred therewith) and any costs savings to be achieved or other adjustments to Consolidated EBITDA to be made in connection

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                                                                              68

therewith (in each case which are approved by an independent third party reasonably satisfactory to the Administrative Agent), the pro forma Consolidated EBITDA of Holdings as of the end of the most recently completed period of four fiscal quarters for which financial statements have been delivered pursuant to
Section 5.1 shall be greater than or equal to the actual Consolidated EBITDA of Holdings as reported to the Administrative Agent and Lenders in accordance with
Section 5.2(b); provided further, that, notwithstanding clause (i) above but subject to the conditions set forth in clause (ii) above and the preceding proviso, the Borrower may make Investments in any fiscal year in an aggregate amount up to $10,000,000 (or, with the consent of the Administrative Agent, $20,000,000) if (i) after giving effect to any Investment which would cause the aggregate Investments for such fiscal year to exceed $5,000,000, Borrowing Availability shall exceed $75,000,000 and (ii) the Consolidated Fixed Charge Coverage Ratio for the most recently completed period of four consecutive fiscal quarters for which financial statements and a Ratio and Compliance Certificate have been delivered is at least 1.00 to 1.0.

         6.9 Optional Payments and Modifications of Certain Agreements. (a) Directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Plan of Reorganization Indebtedness or Profit Sharing Note (except as permitted in accordance with Section 6.6(b)) prior to the stated maturity thereof, provided that, if no Default or Event of Default shall then exist and be continuing, Borrower may apply 50% of cash distributions received from the Joint Ventures (excluding Feralloy-Wheeling Specialty Processing Co.) during the first five years following the Closing Date and 100% thereafter to pay accrued and unpaid interest on the Series A Notes and, to the extent of any excess after payment of such interest, to prepay principal thereon; (b) make cash payments on account of accrued and unpaid interest on (i) the Series A Notes or Series B Notes at a rate per annum in excess of 2% per annum of the principal amount thereof while any Default or Event of Default shall exist and be continuing or
(ii) the WHX Subordinated Note or the West Virginia Note except from Excess Cash Flow not required to be applied to prepay the Loans in accordance with Section 2.6(d) and provided that no Default or Event of Default shall have occurred and be continuing; (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any of the Plan of Reorganization Indebtedness, the RDL Deferred Payment Agreement, the Master Labor Agreement or the Constitutive Documents in any manner which could reasonably be considered to be adverse to the interests of the Lenders; or (d) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, the terms of any Principal EAF Construction Contract or the Danieli Construction Contract in a manner that could reasonably be expected to result in a Material Adverse Effect.

         6.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, investment, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. Excluding receipts in connection with any JV Supply Agreement, if any affiliate transaction or series of related affiliate transactions involves payments or receipts in excess of $5,000,000 in the aggregate, the terms of these transactions must be disclosed in advance to the Administrative Agent. All such affiliate transactions existing as of the date hereof are described in Schedule 6.10.

         6.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member;

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                                                                              69

provided, that to the extent permitted by Section 6.2, the Borrower and any Subsidiary Guarantor may enter into such a transaction to finance the acquisition of fixed or capital assets.

         6.12 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements (i) entered into to hedge or mitigate commodity, energy or currency risks to which the Borrower or any Subsidiary has actual exposure and
(ii) not for speculative purposes and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary in a notional amount of not more than $300,000,000.

         6.13 Changes in Fiscal Periods. Permit the fiscal year of Holdings or the Borrower to end on a day other than December 31 or change Holdings' or the Borrower's method of determining fiscal quarters.

         6.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, in each case except for such encumbrances or restrictions (i) existing under or by reason of the Loan Documents, the Revolving Loan Agreement or the EAF Supplemental Loan Agreement and (ii) with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

         6.15 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

         6.16 Post-Closing Construction Contracts. Execute any contract or series of contracts with the same parties relating to the design, engineering, procurement or construction of the Electric Arc Furnace likely to result in aggregate payments under such contract by the Loan Parties in excess of (i) $5,000,000 during its term or (ii) identified by the Independent Technical Consultant as technically significant to the completion of the Electric Arc Furnace (an "Additional Principal Contract") unless prior to execution of such Additional Principal Contract (i) the relevant Loan Party shall have provided a copy of such Additional Principal Contract to the Administrative Agent and the Independent Technical Consultant and (ii) the Administrative Agent shall have received a report from the Independent Technical Consultant with respect to such Additional Principal Contract in form and substance satisfactory to the Administrative Agent stating that, among other things, such contract is in conformity with the Project Budget and includes customary terms and conditions for such contracts.

         6.17     Restrictions on WP Steel Venture. Allow WP Steel Venture to
(i) create or acquire any direct Subsidiary, (ii) engage in any Material Acquisition or (iii) enter into any business or activity except for those businesses and activities in which WP Steel Venture is engaged on the Closing Date and which are disclosed in Schedule 6.17.

         6.18 Excluded Foreign Subsidiaries. Create, acquire or allow to exist any Excluded Foreign Subsidiary.

                          SECTION 7. EVENTS OF DEFAULT

         7.1 Events of Default. If any of the following events shall occur and be continuing:

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                                                                              70

                  (a) (i) the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) in accordance with the terms hereof; or (ii) the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within two Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or (iii) the Borrower shall default in the observance or performance of any agreement contained in Section 5.14; or (iv) the Borrower shall default in the observance or performance of any agreement contained in paragraph (a) or (b) of
Section 5.15, and such default shall continue unremedied for a period of two Business Days (it being agreed by the parties hereto that any Event of Default under this clause (iv) shall constitute a Payment Default for purposes of and as defined under the Federal Guarantee and the State Guarantee); or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document, the Federal Guarantee, the Federal Guarantee Application or the State Guarantee or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.5(a) (with respect to Holdings and the Borrower only), Section 5.9(a) or Section 6 of this Agreement or Sections 5.4 and 5.6(b) of the Security Agreement, or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) any Loan Party shall default in the observance or performance of (i) any agreement contained in paragraphs (a), (b) or (c) of
Section 5.1 or paragraphs (a), (b), (c) or (h) of Section 5.2, and such default shall continue unremedied for a period of three (3) days, (ii) any agreement contained in Section 5.1(d) or paragraphs (d), (e), (f), (g) or (i) of Section
5.2 and such default shall continue unremedied for a period of seven (7) Business Days or (iii) any other agreement or term contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days, in each case after (i) notice to the Borrower from the Administrative Agent or the Required Lenders or (ii) knowledge of the Borrower, whichever is earlier; or

                  (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or
(iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

                  (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment,

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                                                                              71

winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit publicly or in writing its inability to, pay its debts as they become due; or (vi) any Group Member shall not be Solvent; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would, in the judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability in excess of amounts paid or insured (as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created or purported to be created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby with respect to any material amount of the Collateral; or

                  (j) the guarantee contained in the Affiliate Guarantee Agreement or any guarantee agreement executed by a Subsidiary Guarantor pursuant to Section 5.12(c) shall cease, for any reason, to be in full force and effect (except as a result of a disposition, liquidation or merger of such Subsidiary Guarantor permitted by Section 6.4) or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) the Federal Guarantee or the State Guarantee shall cease, for any reason, to be in full force and effect or the Federal Guarantor or the State Guarantor, respectively, shall so assert; or

                  (l) (i) (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than United Steelworkers of America (together with any trustee or entity appointed thereby to hold common stock of Holdings on its behalf, including the VEBA Trust, the "Union") shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of Holdings or (B) the Union shall (I) vote or have the ability to vote more than 27% of the outstanding common stock of Holdings in any election of one or more directors of Holdings or (II) become, or obtain rights (whether by means or warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of more than 40% of the outstanding common stock of Holdings, provided that it shall not be an Event of Default hereunder if the Union shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of more than 40% of the outstanding common stock of Holdings so long as (I) the acquisition of Holdings common stock (or rights to acquire Holdings common stock) which causes the Union's beneficial ownership to exceed 40% (and each acquisition of Holdings common stock by the Union thereafter) is made directly from Holdings and (II) the Union's beneficial ownership does not at any time equal or exceed 50% of the outstanding common stock of Holdings; (ii) the board of directors of Borrower shall cease to consist of a majority of Continuing Directors; or (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Security Agreement);

                  (m) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower and WP Steel Venture, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law, (y) obligations pursuant to the Loan Documents, the loan documents relating to the Revolving Loan Agreement and EAF Supplemental Loan Agreement to which it is a party, the Series A Notes, the Series B Notes and RDL Obligations and (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower and WP Steel Venture in accordance with
Section 6.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower and WP Steel Venture; or

                  (n) (i) the Physical Completion Date shall not occur on or prior to the Targeted Physical Completion Date or the Performance Acceptance Date shall not occur on or prior to the Targeted Performance Acceptance Date, or
(ii) the Independent Technical Consultant shall have notified the Borrower of its opinion that (A) the Physical Completion Date cannot reasonably be expected to occur (I) by June 30, 2005 or (II) with the expenditure of Available Construction Funds or (B) the Performance Acceptance Date can not reasonably be expected to occur by the Targeted Performance Acceptance Date, and the Independent Technical Consultant shall not have withdrawn such opinion within thirty (30) days of such notice; or

                  (o) any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed (whether as a result of strike, boycott, an event of force majeure or otherwise) at facilities of any Group Member generating more than 10% of Holdings' revenues for the fiscal year preceding such event and such cessation or curtailment continues for more than thirty (30) days; or

                  (p) assets of any Loan Party with a fair market value of $500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Loan Party and such condition continues for thirty (30) days or more;

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                                                                              73

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) with respect to Holdings or the Borrower, automatically the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; provided that if any Event of Default specified in clause (ii) or (iii) of paragraph (a) continues for a period of thirty (30) days, automatically the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

         7.2 Actions and Notices of the Administrative Agent. (a) No later than the third Business Day after the occurrence of any continuing Event of Default pursuant to clause (i) or (iv) of Section 7.1(a), the Administrative Agent shall send a notice of payment default to the Federal Guarantor, the State Guarantor, the Tranche A Lender, each of the Tranche B Lenders and Moody's.

                  (b) Solely for the benefit of the Lenders (including the Administrative Agent) and without prejudice to any of the rights of the Administrative Agent and the Lenders under the Federal Guarantee and the State Guarantee, no later than the date which is twenty (20) days after (i) the occurrence of any continuing Event of Default under clause (i) or (iv) of
Section 7.1(a) or (ii) the date on which any amount previously paid by the Borrower on account of principal outstanding on the Tranche A Loans or Tranche B Loans is rescinded or must otherwise be returned by the Tranche A Lenders or Tranche B Lenders as a result of a final and non-appealable order compelling the return of such payment, the Administrative Agent shall (i) make a payment demand on each of the Federal Guarantor and the State Guarantor in accordance with their terms for the respective amounts which the Administrative Agent is entitled to demand on behalf of the Lenders with respect to such Event of Default or rescinded payment, as applicable, under the Federal Guarantee and State Guarantee and (ii) concurrently with the delivery of such payment demand to the Federal Guarantor and State Guarantor, send a copy thereof to the Tranche A Lender, each of the Tranche B Lenders and Moody's.

                             SECTION 8. THE AGENTS

         8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement, the other Loan Documents, the Federal Guarantee and the State Guarantee, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of such agreements and documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of such agreements and documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document, the Federal Guarantee or the State Guarantee, or otherwise exist against the Administrative Agent. The Administrative Agent shall have no obligation to deliver to any Lender any information or notices required to be disclosed or provided by the Administrative Agent to the Federal Guarantor under the terms of the Federal Guarantee.

         8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement, the other Loan Documents, Federal Guarantee or the State Guarantee, by or through agents or

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                                                                              74

attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         8.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement, any other Loan Document, the Federal Guarantee, the State Guarantee or the Federal Guarantee Application (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence, bad faith or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, any other Loan Document, the Federal Guarantee, the State Guarantee or the Federal Guarantee Application or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement, any other Loan Document, the Federal Guarantee, the State Guarantee or the Federal Guarantee Application or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document, the Federal Guarantee or the State Guarantee or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Loan Document, the Federal Guarantee or the State Guarantee, or to inspect the properties, books or records of any Loan Party.

         8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings and the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement, any other Loan Document, the Federal Guarantee or the State Guarantee unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Loan Documents, the Federal Guarantee and the State Guarantee in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative

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                                                                              75

Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the other Loan Documents, the Federal Guarantee and the State Guarantee, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         8.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Loans, this Agreement, any of the other Loan Documents, the Federal Guarantee (other than Section 2.3 and Section 5.7 thereof), the State Guarantee (other than Section
2.3 and Section 5.3 thereof), the Federal Guarantee Application or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence, bad faith or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. The parties acknowledge that the Agents and the Lenders may be lenders and agents under the Revolving Loan Agreement (including, in the case of the Administrative Agent, the administrative agent thereunder) and successors and other financings to Holdings and the Borrower and its subsidiaries (provided that in no event shall the Administrative Agent perform the duties of a collateral agent under the Revolving Loan Agreement or any successor financing without the prior written consent of the Federal Guarantor) and any loans or collateral held thereunder shall not be deemed to represent any loan, collateral or recovery hereunder. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement, the other Loan Documents, the Federal Guarantee and the State Guarantee as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower, provided, however, that such resignation shall not become effective unless and until there shall be a successor Administrative Agent that meets the qualifications of an Eligible Lender and is approved in writing by the Federal Guarantor. If the Administrative Agent shall deliver notice of its resignation as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.1(a) or Section 7.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, including, without limitation, the rights of the Administrative Agent under the Security Documents and the Interest Reserve Letter of Credit and the rights of the Administrative Agent with respect to amounts then on deposit with the Administrative Agent pursuant to Section 5.15, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, designate a successor Administrative Agent, selected from among the Lenders. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement, the other Loan Documents, the Federal Guarantee, the State Guarantee and the Federal Guarantee Application.

         8.10 Documentation Agent and Syndication Agent. Neither the Documentation Agent nor the Syndication Agent shall have any duties, responsibilities, obligations or liabilities hereunder or under any Loan Document in its capacity as such.

         8.11 Independent Technical Consultant. (a) The Lenders have appointed the Independent Technical Consultant to, among other things, (i) review information and certificates provided by the Borrower pursuant to Section 5.3(a) of the Agreement, (ii) verify that certain conditions to drawing upon the Cash Collateral Account have been satisfied in accordance with Section 4.2(e),
(iii) review progress reports prepared by the Construction Manager and other contractors hired by the Borrower, (iv) monitor the progress of the construction of the Electric Arc Furnace and provide monthly reports regarding such progress (including possible capital spending overruns, the likelihood of delays in the Physical Completion Date or Performance Acceptance Date and the status of ongoing permitting, environmental and insurance requirements) to the Administrative Agent and the Lenders in accordance with Section 5.3(b), (v) verify the Physical Completion Date and Performance Acceptance Date, (vi) following the Physical Completion Date and Performance Acceptance Date, provide such reports as the Administrative Agent may reasonably request regarding the Electric Arc Furnace's performance relative to the Project Plans, unit operating costs and environmental compliance, and (vii) visit the Electric Arc Furnace premises and meet with personnel, contractors and the Construction Manager as frequently as is necessary to accomplish the responsibilities listed in clauses
(i) through (vi) above.

                  (b) The Required Lenders, upon 10 Business Days prior written notice to the Administrative Agent, shall have the right to remove the Independent Technical Consultant for cause, including, without limitation, if such Independent Technical Consultant (i) ceases to be a consulting firm of recognized international standing, (ii) has developed a conflict of interest that reasonably calls into question such firm's capacity to exercise independent judgment in the performance of its duties in connection with the construction of the Electric Arc Furnace or (iii) has, in the reasonable opinion of the Required Lenders, failed to perform its duties hereunder in a commercially reasonable manner. If the Independent Technical Consultant is removed or resigns and thereby ceases to act as the Independent Technical Consultant, (i) the Borrower shall promptly designate a replacement independent consultant from the list of independent consulting firms set forth in Schedule 8.11, as amended from time to time in accordance with the final sentence of this Section 8.11 and (ii) during any period prior to the appointment of the replacement independent consultant, the Administrative Agent shall have the right (but not the obligation) to perform the duties of the Independent Technical Consultant hereunder. The Borrower shall pay or, at the option of the Administrative Agent, reimburse the Administrative Agent for the reasonable fees and expenses of the Independent Technical Consultant incurred in connection with all work performed by it prior to and after the Closing Date. After the date of this Agreement, the Independent Technical Consultant shall perform the tasks expressly contemplated by this Agreement or reasonably requested by the Administrative Agent, the Administrative Agent shall have the right to consult with the Independent Technical Consultant in connection with this Agreement, the Principal EAF Construction Contracts, the Additional Principal Contracts and the construction of the Electric Arc Furnace. The Borrower shall pay or, at the option of the Administrative Agent, reimburse the Administrative Agent for all of the reasonable and documented fees and expenses of the Independent Technical Consultant incurred in connection with the preceding sentence. The lists of independent consulting firms set forth in Schedule 8.11 may be amended from time to time upon the written consent of the Required Lenders and the Borrower (such consent not to be unreasonable withheld).

         8.12 Relationship to Federal Guarantee. Anything herein to the contrary notwithstanding, the provisions of Section 8.1 through Section 8.11 shall not apply as between the Administrative Agent and the Federal Guarantor with respect to the Administrative Agent in its capacity as agent under the Federal Guarantee, which shall be governed solely by the terms thereof.

                            SECTION 9. MISCELLANEOUS

         9.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, or any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 9.1 and
Section 5.5 of the Federal Guarantee. Subject to Section 5.5 of the Federal Guarantee, the Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the Reoffering Date or forgive or waive the principal payment in respect thereof, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder (except
(x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the

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                                                                              78

financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 or elsewhere or amend this Section 9.1, in each case without the written consent of such Lender; (iii) subject to the Junior Current Asset Security Agreement regarding automatic release of Collateral consisting of current assets, release any of the Collateral subject to the Security Documents or Holdings or any Subsidiary Guarantor from its obligations under the Affiliate Guarantee Agreement (or any guarantee agreement executed pursuant to Section 5.12(c)) without the written consent of the Required Lenders and the Federal Guarantor; (iv) subject to the Junior Current Asset Security Agreement regarding automatic release of Collateral consisting of current assets, release all or substantially all of the Collateral subject to the Security Documents or all or substantially all of Holdings and the Subsidiary Guarantors from their obligations under the Affiliate Guarantee Agreement (or any guarantee agreement executed pursuant to Section 5.12(c)) without the written consent of all Lenders, the Federal Guarantor and the State Guarantor; (v) release the Federal Guarantor from the Federal Guarantee or the State Guarantor from the State Guarantee without the written consent of each Lender directly affected thereby; (vi) reduce any percentage specified in the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all Lenders; (vii) amend, modify or waive any provision of Section 2.12 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (viii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (ix) amend, modify or waive any provision of
Section 5.14 (including the requirement that the issuer of the Interest Reserve Letter of Credit maintain a letter of credit rating of at least AA/Aa2) or waive any Event of Default set forth in Section 7.1(a) without the written consent of each Lender directly affected thereby; or (x) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         Holdings:                            1134 Market Street
                                              Wheeling, West Virginia 26003
                                              Attention: Paul J. Mooney
                                              Telecopy: (304) 234-2261
                                              Telephone: (304) 234-2340

                  with a copy to:             Bingham McCutchen LLP
                                              150 Federal Street
                                              Boston, Massachusetts 02110
                                              Attention: Edward A. Saxe

                                              Telecopy: (617) 951-8736
                                              Telephone: (617) 951-8000

         Borrower:                            1134 Market Street
                                              Wheeling, West Virginia 26003
                                              Attention: Paul J. Mooney
                                              Telecopy: (304) 234-2261
                                              Telephone: (304) 234-2340

                  with a copy to:             Bingham McCutchen LLP
                                              150 Federal Street
                                              Boston, Massachusetts 02110
                                              Attention: Edward A. Saxe
                                              Telecopy: (617) 951-8736
                                              Telephone: (617) 951-8000

         Federal Guarantor:                   14th & Constitution Avenues, NW
                                              Room 5611
                                              Washington, DC 20230
                                              Attention: General Counsel
                                              Mail Stop: Room 5875
                                              Telecopy: (202) 219-0585
                                              Telephone: (202) 219-0584

         State Guarantor:                     West Virginia Housing
                                              Development Fund
                                              814 Virginia Street, East
                                              Charleston, West Virginia 25301
                                              Attention: Joe Hatfield
                                              Telecopy: (304) 340-9999
                                              Telephone: (304) 345-6475

                  with a copy to:             Jackson Kelly PLLC
                                              1600 Laidley Tower
                                              P.O. Box 553
                                              Charleston, West Virginia 25322
                                              Attention: Samme L. Gee
                                              Telecopy: (304) 340-1080
                                              Telephone: (304) 340-1318

         Administrative Agent:                Royal Bank of Canada
                                              Agency Services Group
                                              Royal Bank Plaza
                                              P.O. Box 50, 200 Bay Street
                                              12th Floor, South Tower
                                              Toronto, Ontario M5J 2W7
                                              Attention: Manager
                                              Telecopy: (416) 842-4023
                                              Telephone: (416) 842-3901

         Moody's:                             Moody's Investors Service

                                              99 Church Street
                                              New York, New York 10007
                                              Attn: Fully Supported Group
                                              Telephone: (212) 553-3713

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each of the Administrative Agent, the Federal Guarantor, the State Guarantor and the Independent Technical Consultant for all its out-of-pocket costs and expenses incurred in connection with (i) excluding the Federal Guarantor, the development, negotiation, preparation and execution of, and (ii) any amendment, supplement, waiver or modification to, this Agreement, the other Loan Documents, the Federal Guarantee, the Federal Guarantee Application, the State Guarantee and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender, the Federal Guarantor, the State Guarantor and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, the Federal Guarantee, the State Guarantee and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each of the Federal Guarantor, the State Guarantor, the Administrative Agent and of one counsel to the Lenders, (c) to pay, indemnify, and hold each Lender, the Administrative Agent, the Federal Guarantor and the State Guarantor harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents, the

Federal Guarantee, the Federal Guarantee Application, the State Guarantee and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent, the Federal Guarantor, the State Guarantor and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Federal Guarantee, the Federal Guarantee Application, the State Guarantee and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any properties at any time owned, leased, or in any way used by any Group Member or any entity for which any Group Member is alleged to be responsible, and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this
Section 9.5 shall be submitted to the Borrower at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         9.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, the Federal Guarantor and the State Guarantor (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below and the provisions of Section 5.6 of the Federal Guarantee, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

                  (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an Assignee that is a Lender, an affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment.

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) (i) the assigning Lender shall provide all documents required under Section 5.6 of the Federal Guarantee to the Administrative Agent, (ii) the proposed Assignee shall provide to the Administrative Agent all documentation and certificates as required by the Administrative Agent to confirm to the Administrative Agent's satisfaction that such proposed Assignee is an Eligible Lender, and
         (iii) any Lender assigning its Loans shall assign its ratable portion of the benefits under the Federal Guarantee, if any;

                  (B) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Loans under any Facility, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld), provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent and the Federal Guarantor an Assignment and Assumption, and shall concurrently deliver to the Administrative Agent a processing and recordation fee of $3,500; and

                  (D) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

                  in the case of an assignment to a CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.1 and (2) directly affects such CLO.

                  For the purposes of this Section 9.6, the terms "Approved Fund" and "CLO" have the following meanings:

                  "Approved Fund" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section
         9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee and, if necessary, the Federal Guarantor, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall (i) accept such Assignment and Assumption,
         (ii) record the information contained therein in the Register, and
         (iii) give prompt written notice of the terms of the parties to any such assignment together with copies of all documents required under
         Section 5.6 of the Federal Guarantee to the Federal Guarantor. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent and subject to the restrictions set forth in the Federal Guarantee, sell participations to one or more banks or other entities (who, until all payments have been made under the Federal Guarantee or the Federal Guarantee otherwise shall have been terminated, must be an Eligible Lender, a private investment fund or an insurance company which does not usually invest in commercial loans or a steel company supplier or customers interested in participating as a means of commencing or solidifying the supplier or customer relationship with the Borrower, or other Persons acceptable to the Federal Guarantor) (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of
Section 9.1 and (2) directly affects such Participant. Subject to paragraph
(c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided such Participant shall be subject to Section 9.7(a) as though it were a Lender. So long as the Federal Guarantee is outstanding the Administrative Agent shall hold and may not grant participations in at least 10% of the aggregate amount of the Loans at all times. No Lender may grant participations unless such grant is permitted by and consummated in accordance with 13 C.F.R. 400 et. seq.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.14 unless such Participant complies with Section 2.14(d).

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

                  (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

                  (f) In accordance with 13 C.F.R. Section 400.210, the Federal Guarantor hereby consents to the assignment to the State Guarantor by any Lender of its interest in the Loans in the event of a payment by the State Guarantor under the State Guarantee.

         9.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.10 Integration. This Agreement together with the other Loan Documents, the Federal Guarantee and the State Guarantee represent the entire agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         9.12 Submission To Jurisdiction; Waivers. Holdings and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; provided, that the Administrative Agent, Lenders and the Loan Parties acknowledge that any appeals from those courts may have to be heard by a court located outside of New York County; and provided, further that nothing in this Agreement shall be deemed or operate to preclude the Administrative Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Administrative Agent; provided, further that if for any reason the State and federal courts sitting in the State of New York cannot or will not accept jurisdiction over any such suit, action or proceeding, then the exclusivity of jurisdiction in such New York courts shall not apply;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         9.13 Acknowledgements. Each of Holdings and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

         9.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.1 or (ii) under the circumstances described in paragraph (b) below.

                  (b) At such time as the Loans and the other obligations under the Loan Documents shall have been paid in full, the Collateral shall be released from the Liens created by the Security Documents in favor of the Collateral Agent for the benefit of the Administrative Agent and the Lenders, and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

         9.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) to the Federal Guarantor or State Guarantor, (c) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (d) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (e) upon the request or demand of any Governmental Authority, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed not in violation of a known confidentiality obligation, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency, (j) to any court of competent jurisdiction in connection with the exercise of any remedy hereunder or under any other Loan Document or (k) if the

Borrower shall have authorized such disclosure. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the obligations of confidentiality contained herein and therein, as they relate to the transactions provided for or contemplated herein (collectively, the "Transaction"), shall not apply to the tax structure or tax treatment of the Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of the Transaction. The preceding sentence is intended to cause the Transaction not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax concept, tax matter or tax idea related to the Transaction.

         9.16 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                            WHEELING-PITTSBURGH CORPORATION

                            By:   /s/ Paul J. Mooney
                                ------------------------------------------------
                                Name: Paul J. Mooney
                                Title: Executive Vice President & Chief
                                       Financial Officer

                            WHEELING-PITTSBURGH STEEL CORPORATION,
                            as Borrower

                            By:   /s/ Paul J. Mooney
                                ------------------------------------------------
                                Name: Paul J. Mooney
                                Title: Executive Vice President & Chief
                                       Financial Officer

                            ROYAL BANK OF CANADA, as Administrative
                            Agent

                            By:   /s/ Gail Watkin
                                ------------------------------------------------
                                Name: Gail Watkin
                                Title: Manager, Agency

                            ROYAL BANK OF CANADA, as a Lender

                            By:   /s/ W. M. Abbot
                                ------------------------------------------------
                                Name: Waldo M. Abbot
                                Title: Vice President

                            AUSTRALIA AND NEW ZEALAND BANKING
                            GROUP LIMITED, as Syndication Agent and as a Lender

                            By:   /s/ John Wade
                                ------------------------------------------------
                                Name: John Wade
                                Title: Director, Structured Finance - Americas

                            LLOYDS TSB BANK PLC, as Documentation
                            Agent and as a Lender

                            By:   /s/ Gary Staines
                                ------------------------------------------------
                                Name: Gary Staines
                                Title: Vice President, Structured Finance, 8366

                            By:   /s/ Kathy Simmons
                                -----------------------------------------------
                                Name: Kathy Simmons
                                Title: Director, Structured Finance, 8034

                            EMERGENCY STEEL LOAN GUARANTEE BOARD

                            By:   /s/ Marguerite S. Owen
                                ------------------------------------------------
                                Name: Marguerite S. Owen
                                Title: General Counsel

                            WEST VIRGINIA HOUSING DEVELOPMENT FUND

                            By:   /s/ Joe W. Hatfield
                                ------------------------------------------------
                                Name: Joe Hatfield
                                Title: Executive Director

                            BANK ONE, NA (WITH ITS MAIN OFFICE IN CHICAGO, IL) Name of Lender

                            By:   /s/ Roger F. Reeder
                                ------------------------------------------------
                                Name: Roger F. Reeder
                                Title: VP/Associate Director

                            BANK OF AMERICA, N.A.
                            Name of Lender

                            By:   /s/ Ed Hamilton
                                ------------------------------------------------
                                Name: Ed Hamilton
                                Title: Senior Vice President

                            ALLIED IRISH BANKS PLC

                            By:   /s/ Rima Terradista
                                ------------------------------------------------
                                Name: Rima Terradista
                                Title: Senior Vice President

                            ALLIED IRISH BANKS PLC

                            By:   /s/ John Farrace
                                ------------------------------------------------
                                Name: John Ferrace
                                Title: Senior Vice President

                            BANK HAPOLIM B.M.
                            Name of Lender

                            By:   /s/ James P. Surliss
                                ------------------------------------------------
                                Name: James P. Surless
                                Title: Vice President

                                [signature illegible]
                                [name illegible]
                                VP

                            CREDIT LYONNAIS, NEW YORK BRANCH
                            Name of Lender

                            By:   /s/ L. M. Wertheim
                                ------------------------------------------------
                                Name: L. M. Wertheim
                                Title: Senior Vice President

                            KBC BANK N.V.
                            Name of Lender

                            By:   /s/ Robert M. Surdam, Jr.
                                ------------------------------------------------
                                Name: Robert M. Surdam, Jr.
                                Title: Vice President

                            By:   /s/ R. Snauffer
                                ------------------------------------------------
                                Name: Robert Snauffer
                                Title: First Vice President

                            U.S. BANK NATIONAL ASSOCIATION
                            Name of Lender

                            By:    /s/ Suzanne E. Geiger
                               -------------------------------------------------
                                 Name: Suzanne E. Geiger
                                 Title: Senior Vice President

                            BAYERISCHE LANDESBANK
                            Name of Lender

                            By:   /s/ Rieg
                                ------------------------------------------------
                                Name: Dietmar Rieg
                                Title: First Vice President

                            By:   /s/ James H. Boyle
                                ------------------------------------------------
                                Name: James J. Boyle
                                Title: Vice President

                            FLEET CAPITAL CORPORATION
                            Name of Lender

                            By:   /s/ Allen R. Julens
                                ------------------------------------------------
                                Name: Allen R. Julens
                                Title: Senior Vice President

                                                                      SCHEDULE A

                                   COMMITMENTS

                                                  TRANCHE A           TRANCHE B           TRANCHE C
               LENDER                             COMMITMENT         COMMITMENT          COMMITMENT
               ------                           -------------       ------------        -------------
Royal Bank of Canada                            $  25,000,000       $          0        $  15,789,474
Australia and New Zealand Banking Group         $           0       $ 50,105,263        $           0
Limited
Lloyds TSB Bank plc                             $           0       $ 50,105,263        $           0
Bank One, N.A.                                  $           0       $ 25,000,000        $           0
Bank of America, N.A.                           $           0       $ 15,000,000        $           0
Allied Irish Banks plc                          $           0       $ 11,500,000        $           0
Bank Hapoalim, B.M.                             $           0       $ 11,500,000        $           0
Credit Lyonnais                                 $           0       $ 11,500,000        $           0
KBC Bank N.V.                                   $           0       $ 11,500,000        $           0
U.S. Bank National Association                  $           0       $ 11,500,000        $           0
Bayerische Landesbank                           $           0       $  5,750,000        $           0
Fleet Capital Corp                              $           0       $  5,750,000        $           0
                                              ---------------      -------------        -------------
        Total                                   $ 25,000,000        $209,210,526        $  15,789,474

                         PRINCIPAL GUARANTEE PERCENTAGE

    FACILITY                                       FEDERAL GUARANTEE              STATE GUARANTEE
    --------                                       -----------------              ---------------
Tranche A Facility                                        85%                            0%
Tranche B Facility                                        95%                            5%
Tranche C Facility                                         0%                            0%